PENNANT VIEW ONE
OFFICE LEASE

Between

INOP ACQUISITIONS, LLC,
a Delaware limited liability company

as Landlord

-and-

BIRCH COMMUNICATIONS, LLC,
a Georgia limited liability company
(to be renamed Fusion Communications, LLC)

as Tenant

Dated: 8/5, 2018

Premises:

46,020 Rentable Square Feet
A portion of the 1st Floor and all of the 2nd & 3rd Floors – Suites 100, 200 & 300
210 Interstate North Parkway
Atlanta, Georgia 30339

TABLE OF CONTENTS

Page

SCHEDULE OF EXHIBITS

EXHIBIT	TITLE (REFERENCE)
A	FLOOR PLAN OF THE PREMISES
B	SPECIAL STIPULATIONS
C	CONFIRMATION OF LEASE TERM
D	JANITORIAL SERVICES
E	RULES AND REGULATIONS
F	TENANT IMPROVEMENT AGREEMENT
G	ESTOPPEL CERTIFICATE
H	FORM OF SNDA
I	DENSITY ALLOCATION
J	LICENSE AGREEMENT

SUMMARY OF BASIC LEASE INFORMATION

The following constitutes a brief summary of the basic provisions of the Lease and does not constitute part of the Lease. It is inserted solely for convenience of reference and should not be relied upon in substitution for the complete terms and conditions governing the rights and obligations of the parties as more fully set forth in the Lease.

a. **Building (§ 1.1)**: Pennant View One.

b. **Corporate Center (§ 1.1)**: Pennant Park (also referred to as Interstate North Office Park).

c. **Premises (§ 1.1)**: A portion of the First (1st) floor (9,192 rsf) and the entirety of the Second (2nd) (15,818 rsf) and Third (3rd) floors (21,010 rsf) (46,020 rsf in the aggregate).

d. **Permitted Use (§ 1.1)**: General office use and associated incidental uses and for other lawful executive and administrative office purposes.

e. **Term (§2.1)**: Approximately One hundred twenty-three (123) months from the Commencement Date.

f. **Minimum Rent (§ 3.1)**:

Lease Period	Annual Minimum Rent Per Rentable Square Foot	Monthly Minimum Rent	Annual Minimum Rent
Commencement Date through the end of the 12th full calendar month following the Commencement Date	$25.00	$95,875.00*	$1,150,500.00
Month 13 - 24	$25.75	$98,751.25	$1,185,015.00
Month 25 - 36	$26.52	$101,704.20	$1,220,450.40
Month 37 - 48	$27.32	$104,772.20	$1,257,266.40
Month 49 - 60	$28.14	$107,916.90	$1,295,002.80
Month 61 - 72	$28.98	$111,138.30	$1,333,659.60
Month 73 - 84	$29.85	$114,474.75	$1,373,697.00
Month 85 - 96	$30.75	$117,926.25	$1,415,115.00
Month 97 - 108	$31.67	$121,454.45	$1,457,453.40
Month 109 - 120	$32.62	$125,097.70	$1,501,172.40
Month 121 - 123	$33.60	$128,856.00	$386,568.00**

Subject to abatement as provided in Special Stipulation No. 1 of **Exhibit "B" to this Lease.*
***For three (3) months only.*

g. **Security Deposit (Letter of Credit (Exhibit "B"))**: $42,500.00.

h. **Initial Installment (§ 3.1):** $95,875.00.

i. **Tenant's Proportionate Share (§ 4.1(v))**: 33.68%.

j. **Base Year (§ 4.1(iv))**: 2019.

k. **Notice Addresses (§ 14)**:

Landlord:	**Tenant**:
INOP Acquisitions, LLC 340 Interstate North Parkway, Suite 340 Atlanta, Georgia 30339 Attn: Taylor Smith/David Canaday	Birch Communications LLC c/o Fusion Connect, Inc. 420 Lexington Avenue, Suite 1718 Attn: General Counsel
With a copy to:	**With a copy to**:
INOP Acquisitions, LLC c/o Rubenstein Partners Cira Centre 2929 Arch Street, 28th Floor Philadelphia, PA 19104-2868 Attn: Lease Administrator	Birch Communications LLC c/o Fusion Connect, Inc. 13921 Park Center Road Herndon, VA 20171 Attn: VP, Human Resources

l. **Broker(s) (§ 25)**:

For Landlord: Cushman & Wakefield of Georgia, Inc. (Henritze, Sumlin, & Nolen)

For Tenant: Cushman & Wakefield of Georgia, Inc. (Farley & Diamond)

m. **Option(s)**: **See Exhibit "B"** (Special Stipulations)

n. **Tenant Improvement Allowance (Exhibit "F")**: One Million One Hundred Fifty Thousand Five Hundred and No/100 ($1,150,500.00) ($25.00 per rentable square foot of the Premises).

PENNANT VIEW ONE
OFFICE LEASE

THIS OFFICE LEASE (the "Lease") is made and entered into as of the "Lease Date" set forth below Landlord's signature hereto (the "Lease Date"), by and between **INOP ACQUISITIONS, LLC**, a Delaware limited liability company (hereinafter called "Landlord"), and **BIRCH COMMUNICATIONS, LLC**, a Georgia limited liability company (to be renamed Fusion Communications, LLC, with documentation evidencing such name change to be provided to Landlord) (hereinafter called "Tenant").

1. **Premises; Use.**

1.1 **Letting and Premises; Use**. Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (hereinafter referred to as the "Premises" and more particularly delineated on the floor plan attached hereto as **Exhibit "A"** and made a part hereof) being, for purposes of the provisions hereof forty-six thousand twenty (46,020) rentable square feet, located on the a portion of the First (1st) Floor and the entirety of the Second (2nd) and Third (3rd) Floors of the office building (hereinafter referred to as the "Building") known as Pennant View One, or such other name as Landlord may from time to time designate, with an address of 210 Interstate North Parkway, Atlanta, Cobb County, Georgia, to be used by Tenant in accordance with any and all applicable Governmental Requirements and only for general office purposes and associated incidental uses and for other lawful executive and administrative office purposes. Tenant acknowledges and agrees that is permitted use of the Premises shall be subject to and limited by the density limitations set forth in **Exhibit "I."**

1.2 **Corporate Center**. The "Corporate Center" consists of certain real property and the improvements and buildings thereon located at or about the intersection of Interstate 75 and Interstate 285, Atlanta, Cobb County, Georgia and, as of the Lease Date, known as: Pennant View One, 290 Interstate North, 296 Interstate North, 300 Interstate North, 320 Interstate North, 340 Interstate North, 360 Interstate North, 380 Interstate North and 3100 Interstate North. Landlord reserves the right, in its sole discretion, at any time and from time to time, to expand and/or reduce the amount of ground and/or improvements of which the Corporate Center consists as long as such changes do not materially interfere with Tenant's access to or use of the Premises.

1.3 **Common Facilities**. Tenant and its agents, employees and invitees, shall have the right to use, in common with all others granted such rights by Landlord, in a proper and lawful manner, the common sidewalks, access roads and other outdoor areas within the Corporate Center, the parking areas, common entranceways, lobbies and elevators serving and furnishing access to the Premises, and (if the Premises includes less than a full floor) the common lobbies, hallways and toilet rooms on the floor on which the Premises are located. Such use shall be subject to the terms of this Lease and to such reasonable rules, regulations, limitations and requirements as Landlord may from time to time prescribe with respect thereto, including, without limitation, the reservation of any particular parking spaces or parking areas for the exclusive use of other tenants of the Corporate Center.

1.4 **Use of Parking Facilities**. Subject to the other provisions of this Lease, and excluding those parking spaces designated by Landlord as being reserved, Tenant shall have free non-exclusive use, in common with all other tenants, licensees, and invitees of the Corporate Center, of the parking spaces in the parking facilities serving the Building ("Non-Reserved Spaces"), for Tenant, Tenant's employees, Tenant's business invitees and Tenant's agents, each day of the week, which parking spaces shall be available on a first-come, first-served basis; provided, however, that at no time during any day during the term of this Lease shall the number of Non-Reserved Spaces actually occupied by Tenant,

Tenant's employees, business invitees and agents exceed four (4) parking spaces for each 1,000 rentable square feet comprising the Premises (such figure, 184 spaces, being a maximum number of spaces which may be utilized by or for Tenant at any one time). Notwithstanding the foregoing to the contrary, seven (7) spaces of the allocated 184 space shall be reserved for Tenant's exclusive use and shall include Tenant's service vans. The reserved spaces shall be in a mutually agreed upon location. Tenant shall not park any trucks or any delivery vehicles in the parking areas or driveways, except as specifically designated by Landlord from time to time, and shall confine all truck parking, loading and unloading to times and locations specifically designated by Landlord from time to time. Tenant shall require all trucks servicing Tenant to be promptly loaded or unloaded and removed from the site. Landlord hereby reserves the exclusive right with respect to the use of parking facilities, roadways, sidewalks, driveways, islands and walkways for advertising purposes. Tenant covenants and agrees to enforce the provisions of this Lease against Tenant's employees and business invitees. Landlord may from time to time circulate parking stickers or other forms of identification for the purpose of identifying motor vehicles of Tenant and Tenant's employees and/or circulate validation tickets or other forms of validation for the purpose of identifying Tenant's business invitees. Landlord shall have the right, but not the obligation: (a) to police said parking facilities, (b) to provide parking attendants, (c) to cause unauthorized and/or unregistered motor vehicles to be towed away at the sole risk and expense of the owner of such motor vehicles, (d) to designate certain areas of the parking facilities for the exclusive use of motor vehicles having handicapped designations on their license plates and/or for the exclusive use of visitors to the Corporate Center, (e) to use any portion of the parking facilities from time to time and/or to deny access to the same temporarily in order to repair, maintain or restore such facilities or to construct improvements under, over, along, across and upon the same and to grant easements in the parking facilities to any Authorities (as hereinafter defined), (f) to adopt and modify from time to time rules and regulations for parking and vehicular ingress, egress, speed, no parking, no standing, and for times and places for move-in, move-out and deliveries, (g) to designate fire lanes and restricted parking from time to time and (h) to designate from time to time specific areas for the parking of Tenant's employees cars as long as such designated area is in reasonable proximity to the Building.

1.5 **Rentable Square Feet**. To determine the usable square footage of the Premises, Landlord used a BOMA methodology, adjusted as applied to a floor leased by a single tenant to reflect that all space on the floor is usable by that tenant. "BOMA" means the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010 published by the Building Owners and Managers Association International. The rentable area of the Premises has been determined by using a usable-to-rentable conversion factor of eleven percent (11%) for single tenant floors and sixteen percent (16%) for multi-tenant floors. Landlord and Tenant hereby stipulate that the rentable area of the Premises is as stated in this Lease and agree that the rentable area of the Premises and the Building are hereby accepted by Landlord and Tenant for all purposes of this Lease, including, without limitation, for purposes of determining minimum rent, Tenant's Proportionate Share of applicable items of Taxes and Operating Expenses, Tenant's construction allowance, if any, and other items which are based upon the computation of square footage.

2. **Term; Commencement.**

2.1 **Duration**. The term of this Lease shall commence on the earlier to occur of the following: (i) the date on which Tenant shall take possession of the Premises or any part thereof for the commencement of business operations, or (ii) May 1, 2019 (such earlier date being the "Commencement Date"). Unless extended or sooner terminated as herein provided, the initial term of this Lease shall continue until, and shall expire on, the last day of the one hundred twenty-third (123rd) full month following the Commencement Date (including the calendar month in which the Commencement Date occurs, if the Commencement Date is the first day of such month) (the "Lease Expiration Date").

2.2 **[Intentionally Deleted]**.

2.3 **Confirmation**. Within twenty (20) days after the Commencement Date of the term of this Lease is established, Landlord and Tenant shall promptly execute and acknowledge a Confirmation of Lease Term, in the form set forth in **Exhibit "C"** hereto, containing the information set forth in **Exhibit "C"** and acknowledging the Commencement Date and expiration date of the term hereof.

2.4 **[Intentionally Deleted]**.

3. **Minimum Rent; Increases in Minimum Rent; Security Deposit.**

3.1 **Amount and Payment**. Minimum rent for the Premises shall accrue during the term pursuant to the schedule of minimum rent set forth in Section f. of the Summary of Basic Lease Information. Minimum rent shall be payable during the term hereof, in advance, in the monthly installments as set forth above, without demand, offset, abatement, diminution or reduction except as otherwise expressly provided herein. The first installment shall be payable upon the execution of this Lease and subsequent installments shall be payable on the first day of each successive month of the term hereof following the first month of such term, except to the extent abated by the express terms of this Lease.

3.2 **Partial Month**. If the term of this Lease begins on a day other than the first day of a month, rent for such month shall be prorated (based upon the number of days in that month) and shall be payable, in arrears, on the first day of the first full calendar month following the Commencement Date (and, in such event, the installment of rent paid at execution hereof shall be applied to the rent due for the first full calendar month following the Commencement Date).

3.3 **Address For Payment**. All rent and other sums due to Landlord hereunder shall be payable to Landlord as set forth below, or to such other party or at such other address or by such other means (such as automatic debit or electronic transfer) as Landlord may designate, from time to time, by written notice to Tenant. All payments of rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) reasonably acceptable to Landlord.

Remit Payment via Standard Mail to:

INOP Acquisitions, LLC
c/o Cushman and Wakefield, Inc.
Dept. GA 15001
PO Box 826427
Philadelphia, PA 19182-6427

Remit payment via ACH to:

INOP Acquisitions, LLC - Cushman & Wakefield of Georgia
PNC Bank, N.A.
500 First Avenue
Pittsburgh, PA 15219
ABA Routing number: 043000096
Account number: 1029142912

3.4 **Non-Waiver of Rights**. If Landlord, at any time or times, shall accept rent or any other sum due to it hereunder after the same shall become due and payable, such acceptance shall not

excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights hereunder. At all times that Tenant shall pay rent or other sums to a "lockbox" or other depository whereby checks, wire transfers or direct deposits issued in payment of rent or other sums are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under the Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay rent or other sums if and for so long as Tenant shall timely pay the rent or other sums required pursuant to the Lease in the manner designated by Landlord.

3.5 **Additional Sums Due; No Set-Off**. All sums payable by Tenant under this Lease, whether or not stated to be rent, minimum rent or additional rent (including, without limitation, the amounts due under Sections 4.2, 4.3 and 5 of this Lease), shall be collectible by Landlord as rent, and upon default in payment thereof Landlord shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefor). All minimum rent, additional rent and other sums payable by Tenant under this Lease shall be paid, when due, without demand, offset, abatement, diminution or reduction except as otherwise expressly provided herein. Additional rent shall include all sums which may become due by reason of Tenant's failure to comply with any of the terms, conditions and covenants of the Lease to be kept and observed by Tenant and any and all damages, costs and expenses (including without limitation thereto reasonable attorney fees) which Landlord may suffer or incur by reason of any default of Tenant beyond any applicable grace or cure periods. Without limiting the foregoing, Tenant shall be responsible for all reasonable and actual attorneys' fees incurred by Landlord in any court proceeding or in any bankruptcy proceeding relating to the exercise of Landlord's rights under the Bankruptcy Code, including, without limitation, Landlord's rights under Sections 362, 365 and/or 503 of the Bankruptcy Code.

3.6 **Personal Property and Other Taxes**. As additional rent and to the extent not included in Taxes, Tenant shall pay monthly or otherwise when due, whether collected by Landlord or collected directly by the governmental agency assessing the same, any taxes imposed or calculated on Tenant's rent or with respect to Tenant's use or occupancy of the Premises or Tenant's business or right to do business in the Premises, including, without limitation, a gross receipts tax or sales tax on rents or a business privilege tax or use or occupancy tax, whether such tax exists as the Lease Date or is adopted hereafter during the term of this Lease or during any renewal or extension thereof; but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord. Without limiting the foregoing, Tenant will pay promptly when due and in any event not later than thirty (30) days after receipt of a bill (whether such bill be submitted by Landlord, the appropriate governmental body or otherwise) all city, state, county and local taxes and fees imposed upon the use and occupancy of the Premises. In addition to the foregoing, Tenant shall be responsible to pay when due all taxes imposed upon all personal property of Tenant located in the Premises.

3.7 **[Intentionally Deleted]**.

4. **Increases in Taxes and Operating Expenses.**

4.1 **Definitions**. As used in this Section 4, the following terms shall be defined as hereinafter set forth:

(i) "Taxes" shall mean all taxes and assessments of whatever kind, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building or with respect

to the ownership of the Building and the Corporate Center and the parcel of land on which the Building and the Corporate Center are located, and any existing or future improvements to the Building or the Corporate Center or to the parcel of land on which the Building or the Corporate Center is located, including, without limiting the generality of the foregoing, dues, fees and assessments paid by Landlord under or pursuant to any declaration, reciprocal easement or other such agreement, as the same may be amended from time to time, all of the foregoing as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof). Taxes shall include, without limitation, real estate taxes, any assessment imposed by any public or private entity by reason of the Building being currently or hereafter located in a special services district or similar designation or any other tax based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profit taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building). If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in addition to or in substitution, in whole or in part, for any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein. Taxes also shall include actual, reasonable amounts paid to anyone reasonably engaged by Landlord to contest the amount or rate of taxes, provided that the amounts so paid do not exceed the savings procured. Tenant acknowledges that the exclusive right to protest, contest or appeal Taxes shall be in Landlord's sole and absolute discretion and Tenant hereby waives any or all rights now or hereafter conferred upon it by law to independently contest or appeal any Taxes.

(ii) "Operating Expenses" shall mean Landlord's actual out-of-pocket expenses, adjusted as set forth herein and as allocable and attributable to each given calendar year which occurs during the term of this Lease (and any renewals and extensions thereof), in respect of the operation, maintenance, repair, replacement and management of the Building and the Corporate Center (after deducting any reimbursement, discount, credit, reduction or other allowance received by Landlord) and shall include, without limitation: (A) wages and salaries (and taxes and insurance imposed upon employers with respect to such wages and salaries) and fringe benefits paid to persons employed by Landlord to render services in the normal operation, maintenance, cleaning, repair and replacement of the Building and the Corporate Center and any security personnel for the Building and the Corporate Center, excluding any overtime wages or salaries paid for providing extra services exclusively for any specific tenants; (B) costs of independent contractors hired for, and other costs in connection with, the operation, security, maintenance, cleaning, repair and replacement of the Building and related facilities and amenities in the Corporate Center; (C) costs of materials, supplies and equipment (including trucks) used in connection with the operation, security, maintenance, cleaning, repair and replacement of the Building and related facilities and amenities in the Corporate Center; (D) costs of electricity, steam, water, sewer, fuel and other utilities used at the Building or the Corporate Center, together with the cost of providing the services specified in Section 5 hereof, and, at Landlord's discretion, costs of wiring, conduit, and other equipment and facilities for distribution of telecommunication services to the extent such utilities, services, equipment and/or facilities are not separately chargeable to an occupant of the Building or an occupant elsewhere in the Corporate Center; (E) cost of insurance for public and general liability insurance and insurance relating to the Building and the Corporate Center, including fire and extended coverage or "All-Risk" coverage, if available, and coverage for elevator, boiler, sprinkler leakage, water damage, and property damage, plate glass, personal property owned by Landlord, fixtures, and rent protection (all with such coverages and in such amounts as Landlord may elect or be required to carry), but excluding any charge for increased premiums due to acts or omissions of other occupants of the Building or elsewhere in the Corporate Center because of extra risk which are reimbursed to Landlord by such other occupants; (F) costs of tools, supplies and services; (G) costs of "Essential Capital Improvements," as defined in and to the extent permitted pursuant to subsection 4.1(h)(2) below; (H)

costs of alterations and improvements to the Building or the Corporate Center made pursuant to any Governmental Requirements (as defined in subsection 4.1(iii) below) which are not capital in nature (except to the extent permitted by subsection 4.1(ii)(2) below), and which are not the obligation of Tenant or any other occupant of the Building or elsewhere in the Corporate Center; (I) legal and accounting fees and disbursements necessarily incurred in connection with the ownership, maintenance and operation of the Building and the Corporate Center, and the preparation, determination and certification of bills for Taxes and Operating Expenses pursuant to this and other leases at the Building and the Corporate Center; (J) sales, use or excise taxes on supplies and services and on any of the other items included in Operating Expenses; (K) reasonable and actual costs of redecorating, repainting, maintaining, repairing and replacing the common areas of the Building and the Corporate Center (including seasonal decorations) consistent with other similar class office buildings or projects in Cobb County, Georgia; (L) management fees payable to the managing agent for the Building and the Corporate Center (provided, however, that if management fees are paid to any affiliate of Landlord, then the amount thereof to be included in Operating Expenses shall not exceed such amount as is customarily being charged for similar services rendered to comparable buildings in the geographical sub-market within which the Corporate Center is located, but in no event greater than four percent (4%) of all revenues); (M) the cost of telecommunications service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the Building's and the Corporate Center's management and superintendent's offices; (N) the cost of licenses, permits and similar fees and charges related to operation, maintenance, repair and replacement of the Building and the Corporate Center, other than any of the foregoing relating to tenant improvements; (O) real property taxes or assessments (and other impositions of the type which constitute Taxes when levied in respect of the Building or the Corporate Center), if and to the extent not included by Landlord within "Taxes"; and (P) without limiting any of the foregoing, any other expenses or charges which, in accordance with sound accounting and management principles generally accepted with respect to a first-class suburban office building in Atlanta, Georgia, would be construed as an operating expense. Operating Expenses (including such as are stated above which relate or are applicable to the Corporate Center) shall include, without limitation, any and all sums for landscaping, ground and sidewalk maintenance, sanitation control, extermination, cleaning, lighting, snow removal, parking area and driveway striping and resurfacing, fire protection, fire safety, policing, security systems, public liability and property damage insurance, and expenses for the upkeep, maintenance, repair, replacement and operation of the Corporate Center, all as payable in respect of or allocable to the Building by virtue of the ownership thereof. **The term "Operating Expenses" shall not include**: (a) the cost of redecorating or special cleaning or similar services to individual tenant spaces, not provided on a regular basis to other tenants of the Building; (b) wages or salaries paid to executive personnel of Landlord above the title of general manager; (c) the cost of any new item (not replacement or upgrading of an existing item) which, by standard accounting principles, should be capitalized (except as provided above or in Section 4.1(ii)(2) below); (d) any charge for depreciation or interest paid or incurred by Landlord; (e) leasing commissions, finders fees and all other leasing expenses incurred in procuring tenants in the Building; (f) Taxes; (g) any costs incurred in the ownership of the Building, as opposed to the operation and maintenance of the Building, including Landlord's income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord's business; preparation of income tax returns; corporation, partnership or other business form organizational expenses; franchise taxes; filing fees; or other such expenses; or any costs incurred in cleaning up any environment hazard or condition in violation of any environmental law (except to the extent caused by Tenant); (h) legal fees for the negotiation or enforcement of leases; (i) expenses in connection with services or other benefits of a type which are not Building standard but which are provided to another tenant or occupant; (j) any items to the extent such items are required to be reimbursed to Landlord by Tenant (other than through Tenant's additional rent), or by other tenants or occupants of the Building or by third parties; (k) depreciation, except in the form of a "sinking fund" for periodic replacement of carpeting and for periodic repainting (both in common areas only), or interest paid on any mortgage, or ground rents paid under land leases (except for payment of any triple- net expenses required by such leases), or amortization of capital expenditures permitted by Section

4.1(ii)(2) below; (l) the cost of constructing tenant improvements or installations for any tenant in the Building, including any relocation costs; (m) brokerage commissions, origination fees, points, mortgage recording taxes, title charges and other costs or fees incurred in connection with any financing or refinancing of the Building; (n) attorneys' fees and disbursements, incurred in connection with the leasing of space in the Building (including without limitation the enforcement of any lease or the surrender, termination or modification of any lease of space in the Building); (o) advertising and promotional expenses, brochures with respect to the Building; (p) cost of repairs or replacements occasioned by fire, windstorm or other casualty, the costs of which are reimbursed by insurance or reimbursed by governmental authorities in eminent domain; (q) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Corporate Center, to the extent that the costs of such services exceed market-based costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience; (r) penalties, fines, legal expenses, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord's agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Building or the Corporate Center or Landlord's obligations as owner of the Building or the Corporate Center (such as late payment penalties and interest on real estate taxes, late payment of utility bills); (s) any compensation paid to clerks, attendants or other persons in any commercial concession operated by Landlord in the Building or the Corporate Center from which Landlord receives any form of income whatsoever, whether or not Landlord actually makes a profit from such concession; or (t) costs incurred in connection with correcting latent defects in the Building or the Corporate Center, or in repairing or replacing equipment in the Building or the Corporate Center , where such repair or replacement results from original defects in design, manufacture or installation rather than from ordinary wear and tear or use. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of performance by Landlord, Operating Expenses shall nevertheless be deemed to include the amount Landlord would reasonably have incurred if Landlord had in fact performed the work or service at its expense. Notwithstanding the foregoing, in the event the Landlord now, or in the future, employs oil or gas to partially fuel the HVAC at the Building, the cost of such oil or gas shall be included in Operating Expenses.

(1) In determining Operating Expenses for any year, if less than 95% of the rentable square feet of the Building shall have been occupied by tenants at any time during such year, Operating Expenses shall be deemed for such year to be an amount equal to the like expenses which Landlord reasonably determines would normally be incurred had such occupancy been 95% throughout such year. In no event shall the total amount of Taxes or total amount of Operating Expenses for any year be deemed to be less than the Base Amount for Taxes or the Base Amount for Operating Expenses, respectively.

(2) In the event Landlord shall make a capital expenditure for an "Essential Capital Improvement", as hereinafter defined in this subsection (2), during any year, the annual amortization of such expenditure (determined by dividing the amount of the expenditure by the useful life of the improvement, but in no event longer than five years), plus any reasonable interest or financing charges thereon (or, if such improvements are funded from reserves, a reasonable sum imputed in lieu of such financing charges), shall be deemed an Operating Expense for each year of such period. As used herein, an "Essential Capital Improvement" means any of the following: (A) a labor saving device, energy saving device or other installation, improvement, upgrading or replacement which reduces or is intended to reduce Operating Expenses as referred to above, whether or not voluntary or a Governmental Requirement, provided that the cost of such new capital improvements bears a reasonable correlation, in Landlord's reasonable business judgment, to the anticipated reduction in Operating Expenses; or (B) an installation, improvement, alteration or removal of any improvements including architectural or communication barriers which are made to the Building by reason of any Governmental Requirement

whether or not such improvements are structural in nature and whether or not such Governmental Requirement either existed or was required of the Landlord on the Lease Date, if such Governmental Requirement is or will be applicable generally to similar suburban office buildings in the vicinity of the Building; or (C) an installation or improvement which directly enhances the safety of occupants or tenants in the Building generally, whether or not voluntary or a Governmental Requirement (as, for example, but without limitation, for general safety, fire safety or security).

(3) Notwithstanding the foregoing to the contrary, for purposes of determining Tenant's additional rent for any calendar year during the term of this Lease, Operating Expenses shall not include the amount by which "Controllable Operating Expenses" (defined below) for such calendar year actually exceed the product of such Controllable Operating Expenses for calendar year 2019 multiplied by 105% compounded annually from calendar year 2019. By way of illustration and not limitation, the "cap" on Controllable Operating Expenses for purposes of determining Tenant's contribution thereto, in 2021 would be 1.1025 times the Controllable Operating Expenses for calendar year 2019, and in 2022 would be 1.1576 times the Controllable Operating Expenses for calendar year 2019. For the purposes of this subparagraph, "Controllable Operating Expenses" are defined to be all Operating Expenses other than (A) taxes, assessments, levies, impositions or charges imposed by any governmental authority or private assessing body, (B) premiums for insurance coverage, including, without limitation, casualty, liability and worker's compensation premiums, (3) cost of utilities, and (4) any costs of complying with laws that become effective after the Lease Date and any costs resulting from changes that become effective after the Lease Date in the application or official interpretation of, or amendments or modifications to or extensions of, or newly adopted, laws (including laws affecting, relating to or providing for "minimum wage" increases or changes in worker's compensation and/or state employment insurance requirements).

(iii) "Governmental Requirements" shall mean all requirements under any federal, state or local statutes, rules, regulations, ordinances, or other requirements of any duly constituted public authority having jurisdiction over the Building (including, without limitation, the Premises) including, but not limited to, requirements under all applicable state, county or local building, zoning, fire and other codes, requirements, decisions, directors, orders or approvals and all federal, state and local requirements and regulations and the provisions of, and regulations promulgated pursuant to, any other law, rule, statute, ordinance or regulation governing accessibility by persons with physical disabilities (including, without limitation, 42 U.S.C. Section 12101 et seq. (the "Americans with Disabilities Act of 1990")), and all requirements and restrictions contained in or promulgated pursuant to any declaration or other document placed of record applicable to or affecting the Building.

(iv) "Base Amount for Taxes" and "Base Amount for Operating Expenses" shall mean the total amount of Taxes and total amount of Operating Expenses, respectively, allocable and attributable to the Base Year for the Building set forth in item (j) of the Summary of Basic Lease Information. The Base Amount for Operating Expenses shall be calculated on the basis of the Building being 95% occupied in accordance with Section 4.1(ii)(l) hereof and shall be adjusted for the calendar year above stated to adjust for average and reasonable allowances for on-going repairs and maintenance. The Base Amount for Taxes and the Base Amount for Operating Expenses shall be adjusted for the calendar year above stated to exclude from such applicable Base Amount extraordinary items of Taxes and/or Operating Expenses, as applicable, incurred in such calendar year.

(v) "Tenant's Proportionate Share" with respect to each of Taxes and Operating Expenses shall be the percentage set forth in item (i) of the Summary of Basic Lease Information. This is equal to the ratio of the rentable square feet of the Premises, as set forth above, to the total rentable square feet of space in the Building, which is 136,630 rentable square feet.

(vi) "Tenant's Share of Taxes" and "Tenant's Share of Operating Expenses" shall mean, with respect to any calendar year, the product of (A) Tenant's Proportionate Share, multiplied by, (B)(1) with respect to Taxes, the amount, if any, by which the total amount of Taxes, for such calendar year exceeds the Base Amount for Taxes; and (2) with respect to Operating Expenses, the amount, if any, by which the total amount of Operating Expenses for such calendar year exceeds the Base Amount for Operating Expenses.

(vii) "Tenant's Estimated Share" shall mean, with respect to any calendar year, the product of (A) Tenant's Proportionate Share, multiplied by (B) the amount, if any, by which Landlord's good faith estimate of the total amount of Taxes for such calendar year exceeds the Base Amount for Taxes, or the total amount of Operating Expenses for such calendar year exceeds the Base Amount for Operating Expenses, as applicable.

4.2 **General Allocation Procedures**. Landlord and Tenant acknowledge that, to the extent practicable and known exactly, all Taxes and Operating Expenses will be accounted for and attributed separately for the Building and any other office buildings which presently comprise the Corporate Center (collectively, the "Other Corporate Center Building"). To the extent allocations of an item of Taxes or Operating Expenses in accordance with the foregoing sentence is not practicable and known exactly, allocations will be made between the Building and the Other Corporate Center Building proportionately among both thereof (based upon the respective square footage of each), or equally among all thereof, or in such other proportions as may reasonably be determined by Landlord in the exercise of reasonable and prudent management practices and sound accounting principles.

4.3 **Tenant's Share of Taxes and Tenant's Share of Operating Expenses**.

(i) For and with respect to each calendar year which occurs during the term of this Lease (and any renewals or extensions thereof) there shall accrue, as additional rent, Tenant's Share of Taxes and Tenant's Share of Operating Expenses, appropriately prorated for any partial calendar year occurring within the term.

(ii) Landlord shall furnish to Tenant, on or before December 31 of each calendar year during the term hereof, a statement for the next succeeding calendar year setting forth Tenant's reasonably Estimated Share as to each of Taxes and Operating Expenses and the information on which each such estimate is based. On the first day of the new calendar year, Tenant shall pay to Landlord, on account of Tenant's Estimated Share of Taxes and Tenant's Estimated Share of Operating Expenses, an amount equal to one-twelfth (1/12) of Tenant's respective Estimated Share, and on the first day of each succeeding month up to and including the time that Tenant shall receive a new statement of Tenant's Estimated Share of Taxes or Tenant's Estimated Share of Operating Expenses, Tenant shall pay to Landlord, on account of the respective Tenant's Estimated Share, an amount equal to one-twelfth (1/12) of the then applicable Tenant's Estimated Share.

(iii) Landlord shall furnish to Tenant, on or before April 30 of each calendar year during the term hereof, a statement (the "Expense Statement") prepared by Landlord or its agent or accountants setting forth for the previous calendar year: (A) the actual amount of Taxes and the actual amount of Operating Expenses, in each case, for the previous calendar year; (B) the Base Amount for Taxes and the Base Amount for Operating Expenses; (C) the Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Operating Expenses; (D) the Tenant's Share of Taxes and Tenant's Share of Operating Expenses; (E) the Tenant's Estimated Share of Taxes and Tenant's Estimated Share of Operating Expenses; and (F) a statement of the amount due to Landlord, or to be credited to Tenant, as a final adjustment in respect of Tenant's Share of Taxes and a statement of the amount due to Landlord, or to be credited to Tenant, as a final adjustment in respect of Tenant's Share of Operating Expenses, in each

case, for the previous calendar year (each, the "Final Adjustment Amount"). The Final Adjustment Amount with respect to Taxes shall be calculated by subtracting the Tenant's Estimated Share of Taxes from the Tenant's Share of Taxes. The Final Adjustment Amount with respect to Operating Expenses shall be calculated by subtracting the Tenant's Estimated Share of Operating Expenses from the Tenant's Share of Operating Expenses. On the first day of the first calendar month (but in no event sooner than thirty [30] days) following delivery of the Expense Statement to Tenant, Tenant shall pay to Landlord the Final Adjustment Amount for Taxes and the Final Adjustment Amount for Operating Expenses, each as calculated as set forth in the Expense Statement. If any Final Adjustment Amount is a negative quantity, then Landlord shall credit Tenant with the amount thereof against the next payment of minimum rent due by Tenant hereunder, except that with respect to the last year of the Lease, if an Event of Default has not occurred, Landlord shall refund Tenant the amount of such payment in respect of the Final Expense Adjustment within thirty (30) days after Landlord provides the Expense Statement for such final year of the Lease. In no event, however, shall Tenant be entitled to receive a credit greater than the payments made by Tenant as payments of Tenant's Estimated Share of Taxes or Tenant's Estimated Share of Operating Expenses, respectively, for the calendar year to which such Final Adjustment Amount relates.

4.4 **Disputes**. Landlord shall maintain books and records showing Taxes and Operating Expenses in accordance with sound accounting and management practices, consistently applied, and applicable industry standards. Tenant or its representative shall have the right, by giving notice (the "Review Notice") to Landlord within one hundred twenty (120) days following the date upon which an Expense Statement is delivered to Tenant, to undertake a more extensive review (the "Review") of Landlord's books and records with respect to the Taxes and Operating Expenses in such Expense Statement. The Review Notice must specify the nature of the item in dispute and the reasons therefor. Any such Review: (a) shall commence within thirty (30) days after the Review Notice on a mutually agreeable time and date; (b) shall be completed within thirty (30) days; (c) shall take place at the Premises (or another reasonable location selected by Landlord within a twenty (20) mile radius of the Premises) during Landlord's normal business hours, although Landlord shall have the option to provide the books and records to be reviewed by means of a virtual data room; (d) shall be limited to books and/or documentation containing the data for and the method used by Landlord in calculating the Taxes and Operating Expenses, and (e) shall be performed by Tenant's chief financial officer Vice President Finance, or their designee, or an independent third party firm selected by Tenant. Tenant acknowledges and agrees that Landlord may condition Tenant's inspection of Landlord's books and records pursuant to the foregoing on Tenant's and its representative's execution, prior to commencement of such inspection, of a commercially reasonable confidentiality agreement whereby Tenant and its representative agree to keep confidential and not disclose to any other party (other than Tenant's representatives involved in such audit and Tenant's attorneys') the results of any such audit or any action taken by Landlord in response thereto, except if required to disclose such information by applicable law or court order, and/or as may be reasonably necessary to enforce Tenant's rights under this Lease. Tenant's right to review Taxes and Operating Expenses shall be a one-time right for each calendar year and shall not be exercisable while an Event of Default under this Lease remains uncured. Tenant's right to Review shall be personal to Tenant and any approved assignee of Tenant. Tenant may not utilize any accountant or consultant compensated on the basis of a contingency or success fee (i.e., a percentage of the savings achieved) to conduct the Review. In no event will Tenant withhold any minimum rent or additional rent (including without limitation any payment thereof that may be in dispute) during the pendency of any such Review or any dispute regarding the results of any such Review. Tenant shall notify Landlord of the results of the Review within thirty (30) days after completion. If, following the Review, Landlord concurs that Landlord has overstated Taxes and Operating Expenses, Landlord shall credit the amount of such overstatement against Tenant's next due payment(s) of Rent, and Tenant shall bear the full cost of its Review, provided that if Landlord has overstated Taxes and Operating Expenses Costs by three percent (3%) or more, then Landlord shall also reimburse Tenant for reasonable and actual costs of the Review (not to exceed $5,000). If the Review demonstrates that Landlord has not overstated Taxes and Operating

Expenses Costs, then Landlord may invoice Tenant for any amount by which Taxes and Operating Expenses Costs were understated, if any, which invoice shall be payable within thirty (30) days after receipt, Tenant shall bear the full cost of its Review, and Tenant shall reimburse Landlord for reasonable and actual third party costs which Landlord incurred in connection with the Review (not to exceed $3,000). If Tenant does not object in writing to the Expense Statement within ninety (90) days after Landlord makes all such books and records available for inspection by Tenant and/or its representative, specifying the nature of the item in dispute and the reasons therefor, then the Expense Statement shall be considered final and accepted by Tenant.

4.5 **Survival**. Notwithstanding anything herein contained to the contrary, Tenant understands and agrees that additional rent for increases of Taxes and/or Operating Expenses described in this Section 4 are attributable to and owing for a specific twelve (12) month period, and are generally determined in arrears. Accordingly, Tenant agrees that, at any time following the expiration of the term of this Lease, or after default beyond any applicable grace or cure periods by Tenant with respect to this Lease, Landlord may bill Tenant for (i) the entire amount of accrued and uncollected additional rent attributable to increases in Taxes and Operating Expenses under this Section 4, and (ii) any unpaid charges for usage, services or other amounts with respect to the then current year and immediately preceding year to the extent not previously paid by Tenant; and the amount of such bill shall be due and payable to Landlord within ten (10) business days after rendering thereof.

5. **Services**. Landlord agrees that during the term of the Lease, Landlord shall provide services as set forth in this Section 5.

5.1 **HVAC and Electricity**. Landlord shall furnish (a) heat, ventilation and air conditioning (including the labor, maintenance and equipment necessary to provide the same), (b) electricity and other utilities needed to operate such systems and (c) electricity for lighting and general power for office use (one (1) 480/277 volt 3 phase panel and two (2) 208/120 volt 3 phase panels per floor).

(i) **Non-Standard Usage; After-Hours**. Tenant shall pay the cost of supplying the Premises with the foregoing services at times outside of Business Hours or in amounts in excess of Building Standard Consumption (as such terms are defined herein below), at such rates as Landlord shall specify from time to time, which rate is currently $45.00 per hour per floor of the Building, to cover all of the estimated costs and expenses incurred by Landlord in connection with supplying the Premises with such service, including, without limitation, the costs of labor and utilities associated with such service and including applicable sales or use taxes thereon, such amounts to be paid by Tenant within thirty (30) days after submission by Landlord of a statement to Tenant setting forth the amount due. With respect to heat, ventilation and air conditioning required by Tenant outside of Business Hours, Tenant shall notify Landlord by 12:00 noon on the day such after-hours use is desired, except if such use is desired for a weekend, in which event Tenant shall notify Landlord no later than 12:00 noon on the Friday immediately preceding such weekend. "Business Hours" shall mean Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m., Holidays (defined below) excepted. New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, or any day set aside to celebrate such holidays are "Holidays" under this Lease. "Building Standard Consumption" shall mean the consumption necessary, in Landlord's reasonable judgment, for use and comfortable occupancy of the Premises when occupied by the density of people for which the building standard system was designed with occupants using Standard Office Equipment. "Standard Office Equipment" shall mean all office equipment normally found in an office facility but shall not include "main frame" computer and communication systems, telephone switches and conference or training rooms (or items similar thereto) which require Additional Electric Equipment, as hereinafter defined in Section 5.1(iv) below, or additional air conditioning service or systems.

(ii) **Separate Metering; Survey**. Landlord reserves the right, at Tenant's sole cost, to determine Tenant's charge for electrical usage by separate meter or electrical engineering survey. At any time after the installation of separate metering for the Premises (or any part thereof), or the completion of such survey, Landlord shall furnish to Tenant a statement setting forth the amount due for Tenant's electric usage (or the part thereof that is so metered or subject to such survey), and the total amount set forth in such statement shall be due and payable by Tenant within thirty (30) days after submission to Tenant by Landlord of such statement. In such case, Tenant shall pay for such consumption based upon the average KWH rate paid by Landlord.

(iii) **System Failure**. Landlord shall not be responsible for any failure or inadequacy of the air conditioning system if such failure or inadequacy results from the occupancy of the Premises by persons in excess of the density allowed by **Exhibit "I"** attached hereto, or if Tenant uses the Premises in a manner for which it was not designed, or if Tenant installs or operates machines, appliances or equipment which exceed the maximum wattage per square foot contemplated by, or generate more heat than anticipated in, the design of the Premises (as such design standards may be established by Landlord).

(iv) **Additional Electrical Equipment**. Tenant will not install or use electrically-operated equipment in excess of the design capacity of the Premises (as such design standards may be reasonably established by Landlord) and Tenant will not install or operate in the Premises any electrically-operated equipment or machinery other than that commonly used in a normal office operation without first obtaining the prior written consent of the Landlord. Landlord may condition any consent required under this Section 5.1(iv) upon the installation of separate meters (and transformers or electrical panels) for such equipment or machinery at Tenant's expense and the payment by Tenant of additional rent as compensation for the additional consumption of electricity occasioned by the operation of such additional equipment or machinery, at the rates and in the manner set forth in Section 5.1(ii) or (iii) above. Landlord shall replace, when and as requested by Tenant, light bulbs and tubes, and ballasts, within the Premises which are Building standard, the cost of which Building standard replacement light bulbs and tubes, and ballasts, plus the labor cost for such replacement, to be included in Operating Expenses. At Landlord's option, such undertaking of Landlord shall not include bulbs or tubes for any non-Building standard lighting, high hats, or other specialty lighting of Tenant, which shall be and remain the responsibility of Tenant.

(v) **Regulatory Compliance**. The furnishing of the foregoing heating, ventilation, air conditioning and electricity services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which Landlord shall be required to comply with or which Landlord determines in good faith to comply with.

5.2 **Water and Sewer**. Furnish the Building with hot and cold running water (i) for drinking, lavatory, toilet and sanitary sewer purposes drawn through fixtures installed by Landlord, (ii) necessary for the operation of the Building's fire safety devices, and (iii) if required by the Building's HVAC system, necessary for the operation of such system.

5.3 **Elevator; Access**. Provide passenger elevator service to the Premises during all working days (Saturday (after 1:00 p.m.), Sunday and Holidays excepted) from 8:00 a.m. to 6:00 p.m., with one elevator (which may be a freight elevator) subject to call at all other times. Tenant and its employees and agents shall have access to the Premises at all times, subject to compliance with such reasonable security measures as shall be in effect for the Building. Elevator services for freight shall be supplied in common with service to other tenants and for other Building requirements at reasonable times during Business Hours for routine deliveries in the ordinary course of Tenant's business. Unusual or unusually large deliveries requiring use of the freight elevators shall be scheduled in advance with

Landlord so as not to interfere with the operations of the Building or other tenants. Freight elevator service outside of Business Hours shall be provided to Tenant upon reasonable written advance notice, at charges equal to Landlord's reasonably estimated cost for providing such service from time to time, which shall be payable by Tenant to Landlord not later than thirty (30) days after Landlord's bill therefor.

5.4 **Janitorial**. Provide janitorial service to the Premises as specified on **Exhibit "D"** annexed hereto. Any and all additional or specialized janitorial or trash removal service desired by Tenant (i) shall be contracted for by Tenant directly with Landlord's janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant, or (ii) at the option of Landlord, shall be contracted for by Landlord and paid for by Tenant to Landlord within thirty (30) days after the submission by Landlord of a statement to Tenant setting forth the amount due. If Landlord shall from time to time reasonably determine that the use of any cleaning service in the Premises, including without limitation, removal of refuse and rubbish from the Premises, is in an amount greater than usually attendant upon the use of such Premises as offices, the reasonable cost of such additional cleaning services shall be paid by Tenant to Landlord as additional rent, on demand. Tenant shall comply with any reasonable recycling plans or programs established by Landlord from time to time.

5.5 **Security**. Landlord provides a security card or code type access system at the main entrance to the Building for Tenant's convenience. Tenant and Tenant's employees, as well as other tenants of the Building, will have access to the Building using such access system. During non-Business Hours, Tenant, its employees and invitees shall close and secure the entrances to the Building upon entering and exiting the Building. Landlord makes no representation that the access system or any future system employed at the Building to monitor access to the Building outside of standard business hours will prevent unauthorized access to the Building or the Premises, and Tenant acknowledges that no security guards are provided by Landlord. Accordingly, Tenant agrees that Tenant shall be responsible for security of the Premises and the security and safety of Tenant's employees, invitees, officers, directors, contractors, subcontractors and agents. In furtherance of the foregoing, Landlord assumes no liability or responsibility for Tenant's personal property whether such are located in the Premises or elsewhere in the Building or the Corporate Center. Tenant further acknowledges that Landlord may (but shall have no obligation to) alter current security measures in the Building, and Tenant agrees that it shall cooperate fully, and shall cause its employees and invitees to cooperate fully, with any requests of Landlord in connection with the implementation of any new security procedures or other arrangements. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Governmental Requirements.

5.6 **Repairs**. Make (i) all structural repairs to the Building, (ii) all repairs to the exterior windows and glass and all repairs to the common areas of the Building and (iii) all repairs which may be needed to the mechanical, electrical and plumbing and life safety systems in the Premises, excluding repairs to (or replacement of) any non-building standard fixtures or other improvements in the Premises installed by Tenant or made by or at the request of Tenant and requiring unusual or special maintenance. In the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Premises with Tenant's consent, express or implied, Landlord may make such repair and add the cost thereof to the first installment of rent which will thereafter become due, unless Landlord shall have actually recovered such cost through insurance proceeds.

5.7 **System Changes**. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacement or additions to the water, plumbing, heating, air conditioning or the electrical systems servicing the Premises or any other portion of the Building; nor install any plumbing fixtures in the Premises; nor use in excess of normal office use any of the utilities, the common areas of the Building, the janitorial or trash removal services, or any other

services or portions of the Building without the prior written consent of the Landlord, and in the event such consent is granted, the cost of any such installation, replacements, changes, additions or excessive use shall be paid for by Tenant, in advance in the case of any installations replacements and additions, and promptly upon being billed therefor in the case of charges in excessive use.

5.8 **Directory**. Landlord shall list the name of Tenant in the directory of office tenants in the lobby area of the Building. In the event Landlord permits Tenant to add more names to the directory (which Landlord may grant or deny in its sole discretion), Tenant shall pay the actual cost of lobby directory signage over an allowance of one (1) directory space per Tenant.

5.9 **Overhead Fee**. Notwithstanding anything to the contrary contained in this Section 5, Landlord reserves the right to impose a reasonable administrative overhead charge (not to exceed five percent (5%)) whenever Landlord provides or arranges for additional or above standard services for Tenant.

5.10 **Limitation Regarding Services**.

(i) It is understood that Landlord does not warrant that any of the services referred to in this Section 5 will be free from interruption from causes beyond the control of Landlord. Landlord reserves the right, without any liability to Tenant, and without being in breach of any covenant of this Lease, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building systems serving the Premises, or the providing of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control, including without limitation, mechanical failure and governmental restrictions on the use of materials or the use of any of the Building systems. In each instance, however, Landlord shall exercise commercially reasonable efforts to eliminate the cause of interruption and to effect restoration of service, and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption. Except as otherwise provided in this Section 5.10 below, Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Building systems or services arising out of the causes set forth in this Section. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically and expressly herein set forth.

(ii) Notwithstanding anything in this Section 5.10 to the contrary, if Tenant is actually prevented from using the Premises (and, in fact, does not use the Premises) for the permitted use due to an "Adverse Condition" (as hereinafter defined) for a period of three (3) consecutive business days after notice of such Adverse Condition is given by Tenant and Landlord, then Tenant only shall be entitled to abate minimum rent, and additional rent for Tenant's Share of Operating Expenses and Tenant's Share of Taxes subject to the following terms and conditions:

(1) Tenant must give written notice promptly to Landlord of the Adverse Condition and its claim for abatement under this Section 5.10(ii) and Tenant shall be entitled to an abatement of minimum rent, and additional rent for Tenant's Share of Operating Expenses and Tenant's Share of Taxes as herein provided, assuming all other conditions of this Section 5.10(ii) are

satisfied, commencing on the date notice of the disruption is given to Landlord and continuing until the day the Adverse Condition is remedied;

(2) Landlord may prevent or stop abatement by providing substantially the same service by temporary or alternative means until the Adverse Condition can be corrected;

(3) In no event shall Tenant be entitled to any abatement of rent for (i) any loss of service as a result of an event contemplated under any of Sections 6.7, 8 or 10 of this Lease, (ii) any loss of service as a result of a force majeure event, (iii) any loss of service attributable to Tenant or its agents, employees or contractors, (iv) any loss of service beyond the reasonable control of Landlord or (v) any loss of service to any area outside of the Premises if such loss of service is not essential to the customary use and enjoyment of the Premises by Tenant;

(4) Tenant's rights under this Section 5.10(ii) shall be Tenant's sole remedy for any loss of service.

For purposes hereof, an "Adverse Condition" shall mean any failure by Landlord to provide HVAC, electrical or plumbing that Landlord is obligated to provide under this Lease, and as a result thereof, the Premises are Untenantable. The term "Untenantable" shall mean a condition whereby either all of the Premises or a substantial portion thereof cannot be used for the normal operation of Tenant's usual and customary business and Tenant, in fact, does not use such affected portions of the Premises for its usual and customary business.

6. **Care of Premises**. Tenant agrees, on behalf of itself, its employees and agents, that during the term of this Lease, Tenant shall comply with the covenants and conditions set forth in this Section 6.

6.1 **Insurance and Governmental Requirements**. At all times during the term of this Lease and any extension or renewal hereof, Tenant, at its cost, shall comply with, and shall promptly correct any violations of, (i) all requirements of any insurance underwriters, or (ii) any Governmental Requirements relating to Tenant's use and occupancy of the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, damages, claims of third parties, cost of correction, expenses (including attorney's fees and cost of suit or administrative proceedings) or fines arising out of or in connection with Tenant's failure to comply with Governmental Requirements. The provisions of this Section 6.1 shall survive the expiration or termination of this Lease. Notwithstanding the foregoing to the contrary, Landlord shall be responsible for compliance with governmental requirements in the common areas of the Building and the Project, except to the extent any noncompliance is due to either (1) any activity of Tenant that is not typical of general office use or (2) any alterations made to the Premises.

6.2 **Access**. Tenant shall give Landlord, its agents and employees, access to the Premises at all reasonable times, and at any time in the case of an emergency, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) upon reasonable advance written notice, to show the Premises to prospective mortgagees and purchasers and to prospective tenants (but only during the last twelve (12) months of the term with respect to prospective tenants). If representatives of Tenant shall not be present on the Premises to permit entry upon the Premises by Landlord or its agents or employees, at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter the Premises by means of a master key (or, in the event of any

emergency, forcibly) without any liability whatsoever to Tenant and without such entry constituting an eviction of Tenant or a termination of this Lease but (subject to Section 9.4) Landlord shall be responsible for any loss or harm to Tenant's property resulting from any such unescorted entry. Landlord shall not be liable by reason of any injury to or interference with Tenant or Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenance or any equipment therein. Landlord agrees to use commercially reasonable efforts to minimize disruption to Tenant's business when accessing the Premises.

6.3 **Condition**. Tenant shall keep the Premises and all improvements, installations and systems therein in good order and condition and repair all damage to the Premises and replace all interior glass broken by Tenant, its agents, employees or invitees, with glass of the same quality as that broken, except for glass broken by fire and extended coverage type risks, and Tenant shall commit no waste in the Premises. If the Tenant refuses or neglects to make such repairs, or fails to diligently prosecute the same to completion, after written notice from Landlord of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as additional rent. Any such repairs and any labor performed or materials furnished in, on or about the Premises shall be performed and furnished by Tenant in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, and any reasonable regulations imposed by Landlord pertaining thereto. Without limitation of the foregoing, Landlord shall have the right to reasonably designate any and all contractors and suppliers to furnish materials and labor for such repairs. Any contractors performing services for Tenant on or about the Premises or Building shall be subject to the requirements governing work by Tenant's contractors as set forth in **Exhibit "F"** attached hereto and made a part hereof, if any.

6.4 **Surrender**. Upon the termination of this Lease in any manner whatsoever, Tenant shall remove Tenant's property and those of any other person claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear and tear thereof, damage from fire and other insured casualty and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of the same as it deems expedient, the reasonable and actual cost thereof to be charged to Tenant. To the fullest extent permitted by applicable Law, any unused portion of the deposit may be applied to offset Landlord's costs set forth in the preceding sentence.

6.5 **Signs**. Except as permitted in **Exhibit "B,"** Tenant shall not place signs on or about any part of the Building, or on the outside of the Premises or on the exterior doors, windows or walls of the Premises, except on doors and then only of a type and with lettering and text reasonably approved by Landlord.

6.6 **Care; Insurance**. Tenant shall not overload, damage or deface the Premises or do any act which might make void or voidable any insurance on the Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subsection, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium).

6.7 **Alterations; Additions**. Tenant shall not make any alteration of or addition to the Premises without the prior written approval of Landlord (except for work of a decorative nature). Such approval shall not be unreasonably withheld, conditioned or delayed for nonstructural interior alterations, provided that (i) no Building systems, structure, or areas outside of the Premises are affected by such proposed alteration, and (ii) reasonably detailed plans and specifications for construction of the

work, including but not limited to any and all alterations having any impact on or affecting any electrical systems, telecommunications systems, plumbing, HVAC, sprinkler system and interior walls and partitions, are furnished to Landlord in advance of commencement of any work. All such alterations and additions, as well as all fixtures, equipment, improvements and appurtenances installed in and affixed to the Premises at the inception of this Lease term (but excluding Tenant's trade fixtures and modular furniture systems) shall, upon installation, become and remain the property of Landlord. All such alterations and additions shall be maintained by Tenant in the same manner and order as Tenant is required to maintain the Premises generally and, at Landlord's option with notice of such election given to Tenant as part of the approval process prior to installation, upon termination of the term hereof, shall be removed at Tenant's cost without damage to the Premises upon surrender. All alterations and additions by Tenant shall be performed in accordance with the plans and specifications therefor submitted to and approved by Landlord, in a good and workmanlike manner and in conformity with all Governmental Requirements. In addition, all such alterations and additions shall be performed at Tenant's sole cost and expense (except with respect to the Tenant Improvements as set forth on **Exhibit "F"**) in strict compliance with the requirements governing work by Tenant's contractors as set forth below, or as may otherwise be promulgated by Landlord and notified to Tenant from time to time.

(i) Work by Tenant's Contractors. Tenant may, at its sole expense, select and employ its own contractors for specialized work in the Premises which is not to be performed by Landlord, such as furniture installation, telephone installation, installation of computer and other specialized equipment, special cabinetwork and millwork, and for other similar decorative, cosmetic and non-structural alterations, additions or installations to the Premises which do not affect any Building systems, structure, or areas outside of the Premises (collectively, the "Tenant Work"), subject to the following qualifications, conditions and limitations:

(a) If Tenant is required to obtain Landlord's approval of any work under the terms of this Lease, Tenant shall first obtain the approval of Landlord in writing of the specific work it proposes to perform and shall furnish Landlord with reasonably detailed plans and specifications for construction of the work and/or such other reasonable information requested by Landlord in connection therewith (such approval by Landlord not to be unreasonably withheld, conditioned or delayed);

(b) The Tenant Work shall be performed by responsible contractors and subcontractors, properly licensed to work and approved in advance by Landlord (such approval by Landlord not to be unreasonably withheld, conditioned or delayed). Notwithstanding Landlord's approval of any contractor or subcontractor, none of Tenant's contractors and/or subcontractors shall, in Landlord's reasonable opinion, prejudice Landlord's relationship with Landlord's contractors or subcontractors, or the relationship between the contractors and their subcontractors or employees, or disturb harmonious labor relations. Each of Tenant's contractors and subcontractors shall, unless prohibited by applicable law, prior to the commencement of any work, file waivers of mechanics' liens on account of the work to be performed by any of Tenant's contractors, subcontractors or material suppliers and execute an indemnification agreement satisfactory to Landlord agreeing, inter alia, to repair any damage to the Building and to indemnify, defend and hold Landlord harmless from and against all damage and loss incurred by Landlord as a result of work performed by Tenant, the general contractor and/or its subcontractor(s);

(c) Tenant shall have sole responsibility for compliance with all applicable Governmental Requirements (as defined in the Lease) relating to the performance of any Tenant Work, and shall at its expense procure all permits necessary with respect to the work to be performed by Tenant's contractors or subcontractors;

(d) No such work shall be performed in such manner or at such times as to interfere with any work being done by any of Landlord's contractors or subcontractors in the Premises or in the Building generally (provided that Landlord gives Tenant reasonable prior notice of the performance of any such work by Landlord's contractors or subcontractors);

(e) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, storage and safekeeping of materials and equipment used in the performance of any work, for the removal of waste and debris resulting therefrom as needed to maintain a Class A condition, and for any damage caused by them to any installations or work performed by Landlord's contractors and subcontractors; and Tenant's contractors and subcontractors shall each deliver to Landlord a certificate of insurance indicating contractor liability in amounts and with companies and otherwise reasonably satisfactory to Landlord, and naming the Premises as an insured site; and

(ii) **Scheduling**. Without limiting any other requirements applicable to any work to be performed by or on behalf of Tenant, all of the Tenant's work (including, without limitation, the use of the freight elevator) shall be scheduled so as to avoid any unreasonable disruption to the ordinary operation of the Building and all other tenants' and occupants' use and enjoyment thereof. Furthermore, Tenant agrees that any work that may result in excessive noise or vibration (such as, but without limitation, demolition work and coring holes, using screw guns to attach items to the floor and shooting studs into the floor) must be accomplished outside of Business Hours.

6.8 **Mechanics' Liens**. Tenant shall not permit mechanic's or other liens to be placed upon the Corporate Center, the Building, Premises or Tenant's usufructary interest in connection with any work or service done or purportedly done by or for the benefit of Tenant. If a lien is so placed, Tenant, within twenty (20) days after notice from Landlord (or such earlier date as required to avoid a delay in the closing of a Landlord capital (e.g., financing or sale) transaction), (i) shall discharge (by bonding or otherwise) any mechanics' lien for material or labor claimed to have been furnished to the Premises on Tenant's behalf (except for work contracted for by Landlord), (ii) shall deliver to Landlord satisfactory evidence thereof, and (iii) shall indemnify and hold harmless Landlord from any loss incurred in connection therewith. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for any amount paid by Landlord, including reasonable attorneys' fees, to bond or insure over the lien or discharge the lien.

6.9 **Vending Machines**. Tenant shall not install or authorize the installation of any coin operated vending machines within the Premises, except machines for the purpose of dispensing coffee, snack foods and similar items to the employees and business visitors of Tenant for consumption upon the Premises, the installation and continued maintenance and repair of which shall be at the sole cost and expense of Tenant.

6.10 **Rules and Regulations**. Tenant shall observe the rules and regulations annexed hereto as **Exhibit "E,"** as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building as long as such amendments do not materially add to Tenant's obligations hereunder nor materially diminish Tenant's rights hereunder.

6.11 **Environmental Compliance**. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Waste" (as defined below) upon or about the Building, or permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Building or the Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling

within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises pursuant to the terms of this Lease), provided: (a) such substance shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Governmental Requirements and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Governmental Requirements, and as Landlord shall reasonably require, (c) if any applicable Governmental Requirement or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

(i) Tenant shall promptly notify Landlord of: (a) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Waste on the Premises or the migration thereof from or to the Building, (b) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Waste, (c) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Waste on or from the Premises, and (d) any matters where Tenant is required by any Governmental Requirement to give a notice to any governmental or regulatory authority respecting any Waste on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Governmental Requirement. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Waste then used, stored, or maintained upon the Premises and the use and approximate quantity of each such material. Upon written request of the Landlord, Tenant shall also furnish Landlord with a copy of any material safety data sheet ("MSDS") issued by the manufacturer as well as any written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Governmental Requirement. The term "Waste" for purposes hereof shall mean any hazardous or radioactive material, polychlorinated biphenyls, friable asbestos or other hazardous or medical waste substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or by any other federal, state or local law, statute, rule, regulation or order (including any Governmental Requirements) concerning environmental matters, or any matter which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a MSDS.

(ii) If any Waste is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, in or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Governmental Requirements clean up and remove the Waste from the Building and clean or replace any affected property at the Building (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Section within five (5) days after written notice by Landlord, or such shorter time as may be required by any Governmental Requirement or in order to minimize any hazard to any person or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other

remedies under this Lease or applicable Governmental Requirement). If any Waste is released, discharged or disposed of on or about the Building and such release, discharge, or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Section 8 to the extent that the Premises or common areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Section 8.

7. **Subletting and Assigning.**

7.1 **General Restrictions**. Tenant shall not assign this Lease or sublet all or any portion of the Premises (either a sublease or an assignment hereinafter referred to as a "Transfer") without first obtaining Landlord's prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed, subject to the terms of this Section 7. By way of example and without limitation (and without affecting any of Landlord's rights under Section 365 of the Bankruptcy Code), the parties agree it shall be reasonable for Landlord to withhold consent: (1) if the Transfer results in Tenant ceasing to exist, the financial condition of the proposed transferee is not at least equal, in Landlord's reasonable determination, to the financial condition (as of the Lease Date) of the Tenant named herein; (2) if the proposed use within the Premises conflicts with the use provision set forth herein or is incompatible, inconsistent, or unacceptable with the character, use and image of the Building or the tenancy at the Building in Landlord's reasonable opinion or conflicts with exclusive use rights granted to another tenant of the Building or Corporate Center; (3) if the business reputation and experience of the proposed transferee is not sufficient, in Landlord's reasonable opinion, for it to operate a business of the type and quality consistent with other tenants in the Building or Corporate Center; (4) if the document creating the Transfer is not reasonably acceptable to Landlord; (5) the nature of the fixtures and improvements to be performed or installed are not consistent with general office use and the terms of this Lease; (6) if the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord (except if Landlord, or an affiliate of Landlord, has no other comparable available space in the Building or Corporate Center) or is currently negotiating or has negotiated within the prior six (6) months with Landlord for other space in the Building or Corporate Center; (7) if the proposed user is a governmental or quasi-governmental agency; (8) if the proposed transferee will be using or if Landlord has reasonable cause to believe that it is likely to use Waste at the Premises other than those types of Waste normally used in general office operations in compliance with applicable Governmental Requirements; (9) if Landlord has reasonable cause to believe that the proposed transferee's assets, business or inventory would be subject to seizure or forfeiture under any laws related to criminal or illegal activity; (10) [intentionally omitted]; (11) if any Mortgagee or Ground Lessor (as defined in Section 13.1) withholds, conditions or delays its consent to a proposed assignment or sublease pursuant to a right to do so under such mortgage, deed to secure debt, deed of trust or other similar security instrument or under any underlying lease. If Landlord consents to a Transfer, such consent, if given, will not release Tenant from its obligations hereunder and will not be deemed a consent to any further Transfer. Tenant shall furnish to Landlord, in connection with any request for such consent, reasonably detailed information as to the identity and business history of the proposed assignee or subtenant, as well as the proposed effective date of the Transfer and, prior to the execution thereof, a complete set of the final documentation governing such Transfer, all of which shall be reasonably satisfactory to Landlord in form and substance. If Landlord consents to any such Transfer, the effectiveness thereof shall nevertheless be conditioned on the following: (i) receipt by Landlord of a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, (ii) any subtenant shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord including, without limitation, an agreement by subtenant to pay all minimum rent and additional rent directly to Landlord upon Landlord's written request therefor), and (iii) any assignee shall assume in writing all obligations of Tenant hereunder from and after the effective date of such Transfer. Landlord's acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for,

Landlord's consent, as required by this Lease, to any Transfer, or other occupancy of the Premises. Tenant shall not mortgage or encumber this Lease.

7.2 **Definitions**. For purposes hereof, a Transfer shall include any direct or indirect transfer, in any single or related series of transactions, of (i) fifty percent (50%) or more of the voting stock of a corporate Tenant; (ii) fifty percent (50%) or more of the interests in profits of a partnership or limited liability company Tenant; or (iii) effective voting or managerial control of Tenant; provided, however, that the foregoing shall not apply to the ordinary course of trading of ownership interests in a tenant a whose voting securities are listed for trading on a nationally-recognized exchange.

7.3 **Procedure for Approval of Transfer**. If Tenant wishes to request Landlord's consent to a Transfer, Tenant shall submit such request to Landlord, in writing, together with reasonably detailed financial information and information as to the identity and business information and business history of the proposed transferee, as well as the proposed effective date of the Transfer and the area or portion of the Premises which Tenant wishes to Transfer (the "Transfer Space"), together with the sum of One Thousand Dollars ($1,000.00) (the "Transfer Fee"). If Tenant's request includes all of the information and Transfer Fee described in the immediately preceding sentence and Landlord fails to respond or request additional information from Tenant within fifteen (15) days after receipt of Tenant's proper request for approval, then Tenant shall submit an additional request to Landlord, setting forth the same information and further notifying Landlord on such request, on a covering letter in all capital letters and bold-face type, that Landlord's failure to respond or request additional information from Tenant within an additional ten (10) business days shall be deemed an approval (such notice is hereinafter referred to as an "Automatic Approval Notice"). If Landlord fails to respond or request additional information from Tenant within such additional ten (10) business days, such failure to so respond shall be deemed a consent to the Transfer. If Landlord requests additional information, Landlord shall respond within the later of (i) ten (10) business days after receipt of all requested information, or (ii) the expiration of the fifteen (15) day period set forth above; and Landlord's failure to do so shall be deemed a consent to the Transfer so long as such additional information shall include (on a covering letter in all capital letters and in bold-face type) an Automatic Approval Notice. If Landlord consents to any such Transfer, such consent shall be given on Landlord's form of consent (which consent shall include, among other things, an acknowledgment by the transferee that its rights arise through and are limited by the Lease, that the transferee agrees to comply with the Lease (with such exceptions as may be consented to by Landlord), and a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease), which consent document shall be executed by Tenant and the transferee of Tenant. It shall nevertheless be a condition to the deemed effectiveness thereof that Landlord be furnished with a fully executed copy of the full documentation governing the Transfer, in the form and substance approved by Landlord, and that Tenant shall pay Landlord's expenses (including, without limitation, the Transfer Fee) in connection with the proposed Transfer. It shall not be unreasonable for Landlord to object to Transfer document provisions which, *inter alia*, attempt to make Landlord a party to the Transfer document or impose any obligation on Landlord to the subtenant.

7.4 **Recapture**. Upon receipt of Tenant's request for consent to a proposed Transfer, Landlord may elect to recapture the Transfer Space. Landlord's election to recapture must be in writing and delivered to Tenant within thirty (30) days of Landlord's receipt of Tenant's request for permission to transfer all or a portion of the Premises. Landlord's recapture shall be effective (the "Effective Date") on a date selected by Landlord, which date shall be (i) on or before the date which is thirty (30) days after the proposed effective date of the Transfer, as specifically set forth in Tenant's written request to Landlord for consent to a proposed Transfer, or (ii) if Tenant's written request to Landlord for consent to a proposed Transfer does not contain a proposed effective date, then on or before the date which is thirty (30) days after Landlord's election to recapture the Transfer Space; and with respect to the Transfer Space, this Lease shall be terminated and Tenant shall be released under this Lease, subject to any

continuing liabilities or obligations of Tenant which remain delinquent or uncured with respect to the period prior to the Effective Date.

7.5 **Conditions**. In the event Landlord consents to a Transfer of all or any portion of the Premises, Landlord may condition its consent, *inter alia*, on agreement by Tenant and its assignee and/or subtenant, as the case may be, that fifty percent (50%) of any rental payable under such Transfer arrangement which exceeds the amount of rental payable hereunder be payable to Landlord (after deduction by Tenant for the reasonable and necessary costs associated with such Transfer amortized over the remaining term of the Lease) as consideration of the granting of such consent. Nothing herein shall, however, be deemed to be a consent by Landlord of any Transfer or a waiver of Landlord's right not to consent to any Transfer. Any purported Transfer not in accordance with the terms hereof shall at Landlord's option, to be exercised at any time after Landlord becomes aware of any such purported Transfer, be void, and may at Landlord's option be treated as an Event of Default hereunder.

7.6 **Special Conditions for Transfers to Affiliates of Tenant**. Notwithstanding anything to the contrary set forth above, Tenant shall be permitted without Landlord's prior written consent, and subject to the terms of this subsection 7.6, to transfer all or a portion of the Premises to an Affiliate of Tenant. For purposes of this subsection, "Affiliate" shall mean: (i) the entity which owns fifty percent (50%) or more of Tenant's outstanding common stock, general or limited partnership interest, or other legal or beneficial ownership interest of Tenant (the "Parent Company"), or (ii) an entity which has fifty percent (50%) or more of its outstanding common stock, general or limited partnership interest, or other legal or beneficial ownership interest owned by Tenant or the Parent Company, or (iii) an entity which, pursuant to applicable state law, is the surviving entity in a merger, consolidation or reorganization involving Tenant. The effectiveness of such Transfer to an Affiliate of Tenant shall nevertheless be conditioned on the following: (a) Landlord receiving a fully executed copy of the full documentation governing the Transfer, in the form and substance reasonably approved by Landlord, and (b) such subtenant shall acknowledge that its rights arise through and are limited by the Lease, and shall agree to comply with the Lease (with such exceptions as may be consented to by Landlord), and (c) a written acknowledgment by Tenant evidencing that Tenant is not released from its obligations under this Lease.

7.7 **No Release**. Notwithstanding any assignment of this Lease or subletting of all or part of the Premises, whether or not Landlord's consent is required and/or obtained, the entity specifically named as the "Tenant" in the introductory paragraph of this Lease shall remain fully liable under all of the terms and provisions of this Lease.

8. **Fire or Other Casualty**. In case of damage to the Premises or those portions of the Building providing access or essential services thereto, by fire or other casualty, Landlord shall, at its expense, cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage, with reasonable speed and diligence, subject to delays which may arise by reason of adjustment of loss under insurance policies, Governmental Requirements, and for delays beyond the control of Landlord, including a "force majeure" (as defined below). Landlord shall not, however, be obligated to repair, restore, or rebuild any of Tenant's property or any alterations or additions made by or on behalf of Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or Tenant's visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof except, to the extent and for the time that the Premises are thereby rendered untenantable, the rent shall proportionately abate. In the event the damage shall involve the Building generally and shall be so extensive that Landlord shall decide, at its sole discretion, not to repair or rebuild the Building, or if the casualty shall not be of a type insured against under standard fire policies with extended type coverage, or if the holder of any mortgage, deed of trust or similar security interest covering the Building shall not permit the application of adequate insurance proceeds for repair or restoration, this Lease shall, at the sole option of Landlord, exercisable by written notice to Tenant given within sixty (60) days after Landlord is

notified of the casualty and to the extent thereof, be terminated as of a date specified in such notice (which shall not be more than sixty (60) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Premises.

9. **Regarding Insurance and Liability.**

9.1 **Damage in General**. Tenant agrees that Landlord and its Building manager and their respective partners, officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases such parties, for any personal injury or damage to or loss of personal property in the Premises from any cause whatsoever except to the extent that such damage, loss or injury is the result of the negligence or willful misconduct of Landlord, its Building manager, or their partners, officers, employees or agents. Landlord and its Building manager and their partners, officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their negligence or willful misconduct to the extent Tenant is compensated therefor by Tenant's insurance or would have been compensated therefor under commonly available commercial policies. Notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord, its Building manager, or their partners, officers, employees or agents be liable to Tenant or any other party for any lost profits, lost business opportunities or consequential, punitive or exemplary damages (regardless of foreseeability).

9.2 **Indemnity**. Subject to Section 9.4 below, Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, suits, demands, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease, or during any period of time prior to the Commencement Date hereof or after the expiration date hereof when Tenant may have been given access to or possession of all or any part of the Premises:

(a) any work or act done in, on or about the Premises or any part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Landlord or its agents or employees;

(b) any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

(c) any accident, injury or damage to any person (including Tenant's employees and agents) or property occurring in, on or about the Premises or any part thereof, except only to the extent that such accident, injury or damage is caused solely by the gross negligence or willful misconduct of Landlord, its employees or agents; and

(d) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

Tenant's indemnity obligations as aforesaid shall not be limited or affected by the provisions of any Worker's Compensation Acts, disability benefits acts or other employee benefits acts or similar acts or statutes.

Subject to subsection 9.4 below and to the extent permitted by law, Landlord shall defend, indemnify and save harmless Tenant and its agents and employees against and from all liabilities,

obligations, damages, penalties, claims, suits, demands, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Tenant and/or its agents or employees by reason of any of the following which shall occur during the term of this Lease:

(a) any work or act done in, on or about the Building or any part thereof at the direction of Landlord, its agents, contractors, employees or subcontractors, except if such work or act is done or performed by Tenant or its agents, employees or contractors;

(b) any negligence or other wrongful act or omission on the part of Landlord, its agents, employees or contractors; and

(c) any accident, injury or damage to any person or property occurring in an area in the Building under the exclusive occupancy, custody and control of Landlord, except to the extent that such accident, injury or damage is caused by the negligence or willful misconduct of Tenant, its employees, agents or contractors.

9.3 **Tenant's Insurance**. At all times during the term hereof, Tenant shall maintain in full force and effect with respect to the Premises and Tenant's use thereof, commercial general liability insurance, naming Landlord, Landlord's agent and Landlord's mortgagee (and such other parties as Landlord may request) as additional insureds, covering injury to persons in amounts at least equal to not less than $1,000,000.00 per occurrence and $2,000,000.00 general aggregate. In addition to commercial general liability insurance, Tenant shall also be responsible, at Tenant's own cost, to keep and maintain (i) insurance in respect of and covering Tenant's own furniture, furnishings, equipment and other personal property, and all improvements made by or on behalf of Tenant, all insured for the replacement cost thereof, against all risks and hazards, including but not limited to sprinkler and leakage damage, and theft (collectively, "Personal Property Insurance"), and (ii) workers' compensation insurance with respect to and covering all employees and agents of Tenant. With respect to Tenant's commercial general liability insurance and Personal Property Insurance, (i) no insurance coverage shall contain a deductible in excess of $50,000.00 and $5,000.00, respectively, without the prior written consent of Landlord, (ii) all deductibles shall be paid by Tenant, assumed by Tenant, for the account of Tenant, and at Tenant's sole risk, (iii) Tenant's insurer shall be licensed or authorized to do business in the State of Georgia and shall have a policyholder rating of at least A- and be assigned a financial size category of at least Class IX as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies or a rating of at least AAA as rated by Standard & Poor's, (iv) such insurance coverage provided shall be endorsed to be primary to any and all insurance carried by Landlord, with Landlord's insurance being excess, secondary and non-contributing, (v) Landlord, Landlord's manager of the Building and all holders of a deed to secure debt or other such security instrument and the landlord under any underlying lease shall be an additional insured on all such policies, and (vi) all policies of liability insurance specified in this Lease shall specifically insure Tenant's contractual liability under this Lease. Tenant shall also carry, at Tenant's own cost and expense, such other insurance, in amounts and for coverages and on such other terms as Landlord may from time to time deem commercially reasonable and appropriate. Tenant assumes all risk of loss of any or all of its personal property. Each of the foregoing policies shall require the insurance carrier to give at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto of any cancellation, material modification or non-renewal thereof, and each such policy shall be issued by an insurer and in a form satisfactory to Landlord. Tenant shall lodge with Landlord at or prior to the Commencement Date of the term hereof evidence of the insurance required hereunder acceptable to Landlord, which evidence shall include, if required by Landlord, certificates of insurance for Personal Property Insurance and such workers' compensation insurance, certificates of such insurance that Landlord may require Tenant to carry from time to time, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration.

9.4 **Release and Waiver of Subrogation**. Each party hereto hereby waives and releases any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waiver of claims. Each party shall cause its insurers to issue policies containing such provisions.

9.5 **Limitation on Personal Liability**. ANYTHING IN THIS LEASE, EITHER EXPRESSED OR IMPLIED, TO THE CONTRARY NOTWITHSTANDING, TENANT ACKNOWLEDGES AND AGREES THAT EACH OF THE COVENANTS, UNDERTAKINGS AND AGREEMENTS HEREIN MADE ON THE PART OF LANDLORD, WHILE IN FORM PURPORTING TO BE COVENANTS, UNDERTAKINGS AND AGREEMENTS OF LANDLORD, ARE, NEVERTHELESS, MADE AND INTENDED NOT AS PERSONAL COVENANTS, UNDERTAKINGS AND AGREEMENTS OF LANDLORD, OR FOR THE PURPOSE OF BINDING LANDLORD PERSONALLY OR THE ASSETS OF LANDLORD, EXCEPT LANDLORD'S INTEREST IN THE BUILDING; AND THE PROCEEDS DERIVED THEREFROM ACCRUING AFTER TENANT HAS OBTAINED A FINAL JUDGMENT AGAINST LANDLORD THAT REMAINS UNSATISFIED; AND THAT NO PERSONAL LIABILITY OR PERSONAL RESPONSIBILITY IS ASSUMED BY, NOR SHALL AT ANY TIME BE ASSERTED OR ENFORCEABLE AGAINST LANDLORD, ANY MEMBER, MANAGER OR PARTNER OF LANDLORD, ANY PARENT OR SUBSIDIARY OF LANDLORD OR ANY PARENT, SUBSIDIARY OR PARTNER OF ANY PARTNER OF LANDLORD, OR ANY OF THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, OR OFFICERS OR EMPLOYEES ON ACCOUNT OF THIS LEASE OR ON ACCOUNT OF ANY COVENANT, UNDERTAKING OR AGREEMENT OF LANDLORD IN THIS LEASE CONTAINED, ALL SUCH PERSONAL LIABILITY AND PERSONAL RESPONSIBILITY, IF ANY, BEING EXPRESSLY WAIVED AND RELEASED BY TENANT. TENANT AND LANDLORD HEREBY WAIVE ALL CLAIMS AGAINST THE OTHER AND ALL RELATED PARTIES DESCRIBED HEREIN FOR CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ALLEGEDLY SUFFERED BY ANY TENANT, INCLUDING LOST PROFITS AND BUSINESS INTERRUPTION, EXCEPT TO THE EXTENT SUCH LIABILITY IS COVERED BY SECTION 9.2 AND PROVIDED THAT THIS WAIVER SHALL NOT AFFECT LANDLORD'S REMEDIES SET FORTH IN SECTIONS 12.2 AND 15 BELOW.

9.6 **Successors in Interest to Landlord, Mortgagees**. The term "Landlord" as used in this Lease means, from time to time, the fee owner of the Building, or, if different, the party holding and exercising the right, as against all others (except space tenants of the Building) to possession of the entire Building. Landlord as above-named represents that it is the holder of such rights as of the date hereof. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord ("Successor Landlord"), Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Tenant shall look solely to such Successor Landlord for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. The liability of any such Successor Landlord under or with respect to this Lease shall be strictly limited to and enforceable only out of its or their interest in the Building and the proceeds derived therefrom accruing after Tenant has obtained a final judgment against Landlord that remains unsatisfied, including rents received, sales proceeds, and casualty or condemnation awards, and shall not be enforceable out of any other assets. No Mortgagee or Ground Lessor (as defined in Section 13.1) which shall become a Successor Landlord hereunder (either in terms of ownership or possessory rights) shall: (i) be liable for any previous act or omission of a prior Landlord, (ii) be bound by any amendment to or modification of this Lease, or any waiver of the terms of this Lease made without its written consent, (iii)

be liable for any construction of the improvements to be made to the Premises, or for any allowance or credit to Tenant for rent, construction costs or other expenses, (v) be liable for any security deposit not actually received by it, (vi) be subject to any right of Tenant to any offset, defense, claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of rent or performance of Tenant's other obligations under this Lease, arising (whether under this Lease or under applicable law) from Landlord's breach or default under this Lease ("Offset Right") that Tenant may have against Landlord or any other party that was landlord under this Lease at any time before the occurrence of any attornment by Tenant ("Former Landlord") relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment, (vii) be required to reconstruct or repair improvements following a fire, casualty or condemnation, (viii) be subject to any offset, defense, claim, counterclaim, reduction, deduction, or abatement arising from representations and warranties related to Former Landlord, (ix) be bound by any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease, (x) be bound by any payment of rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment; or (xi) be liable to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Mortgagee by way of an assumption of escrow accounts or otherwise. The foregoing shall not limit either (a) Tenant's right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment or (b) Successor Landlord's obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord's obligations as landlord under this Lease. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

9.7 **Survival.** The provisions of this Section 9 shall survive the expiration or sooner termination of this Lease.

10. **Eminent Domain**. If the whole or a substantial part of the Building shall be taken or condemned for public or quasi public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase; and all right of the Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority, this Lease shall, at the option of Landlord (or, only in the case of condemnation or taking of the entire Building or such partial taking as results in the untenantability of the Premises, at the option of Tenant), cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

11. **Insolvency**. Each of the following shall constitute an Event of Default by Tenant under this Lease, upon the occurrence of any such Event of Default Landlord shall have, without need of any notice, the rights and remedies enunciated in Section 12 of this Lease for events of default hereunder: (i) the commencement of levy, execution or attachment proceedings against Tenant, any principal (which shall be defined as any individual or entity having a direct or indirect ownership interest in Tenant of more than 25%) thereof or any partner therein or any surety or guarantor thereof (hereinafter a "Surety") or any of the assets of Tenant, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer; or (ii) the insolvency, under either the bankruptcy or equity definition, of Tenant or any principal thereof or partner therein or any Surety; or (iii)

the assignment for the benefit of creditors, or the admission in writing of an inability to pay debts generally as they become due, or the ordering of the winding-up or liquidation of the affairs of Tenant or any principal thereof or partner therein or any Surety; or (iv) the commencement of a case by or against Tenant or any principal thereof or partner therein or any Surety under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar laws, state or federal, or the determination by any of them to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, state or federal, including, without limitation, the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester or similar official for it or for any of its respective property or assets (unless, in the case of involuntary proceedings, the same shall be dismissed within ninety [90] days after institution).

12. **Default.**

12.1 **Events of Default**. If Tenant fails to pay rent or any other sums payable to Landlord hereunder when due and such default shall continue for five (5) days after written notice to Tenant, or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within ten (10) days (or such longer period as is reasonably required to correct any such default, provided Tenant promptly commences and diligently continues to effectuate a cure [but in any event within thirty (30) days]) after written notice thereof by Landlord; provided, however, that Landlord shall not be required to give any such notice more than once within any twelve (12) month period then, and in any of such cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), each of the foregoing shall be an "Event of Default"). The events hereinafter enumerated shall also be deemed Events of Default under this Lease without any notice, grace or cure period: (a) if any of the events specified in Section 11 occur, or (b) if Tenant shall fail to substantiate to Landlord Tenant's satisfaction of its insurance requirements under this Lease at or prior to the Commencement Date or at any time during the term hereof, in accordance with the provisions of Section 9.3 above, or (c) if any corporate surety or guarantor of this Lease merges with another entity, or liquidates or dissolves or changes control or if any surety or guarantor of this Lease fails to comply with any of the provisions of its suretyship or guaranty agreement, then, and in any of such cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, may at any time thereafter, without notice, have the option to pursue any one or more of the remedies set forth in Section 12.2, at law or in equity:

12.2 **Remedies**. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever except as otherwise expressly provided:

(i) Landlord, with or without terminating this Lease, may, without prejudice to any other remedy Landlord may have for possession, arrearages in rent or damages for breach of contract or otherwise, immediately or at any time thereafter reenter the Premises and expel or remove therefrom Tenant and all persons and entities claiming by or through Tenant (including, without limitation, any and all subtenants and assignees) and all property belonging to or placed on the Premises by, at the direction of or with the consent of Tenant or its assignees or subtenants, by force if necessary, without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such reentry. Any demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord;

(ii) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rent or rents and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including, but not limited to, the cost of any such alterations and repairs to the Premises, attorneys' fees and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rent reserved herein;

(iii) Landlord, with or without terminating this Lease, may recover from Tenant all damages and expenses Landlord suffers or incurs by reason of Tenant's default, including, without limitation, costs of recovering the Premises, attorneys' fees and any unamortized value of Tenant Improvements and brokerage commissions, all of which shall be immediately due and payable by Tenant to Landlord immediately upon demand;

(iv) Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination. Upon such termination, Landlord shall have the right to recover from Tenant, as liquidated damages, the following:

(a) the worth, at the time of the award, of the unpaid rent that has been earned at the time of termination of this Lease; and

(b) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises; and

(c) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term of this Lease (including the then current extension period if applicable) after the time of the award exceeds the amount of rent that could have been reasonably obtained by Landlord using reasonable diligence to relet the Premises.

The following words and phrases as used in this Section 12.2(iv) shall have the following meanings:

(x) The "worth at the time of the award" as used in Sections 12.2(iv)(a) and (b) shall be computed by allowing interest at the Default Rate.

(y) The "worth at the time of the award" as used in Section 12.2(iv)(c) shall be computed by discounting the amount at the discount rate of eight percent (8%) per annum; and

(z) The term "time of the award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as set forth above or the date of entry of any determination, order or judgment of any court or arbitration board, whichever first occurs.

12.3 **No Duty to Relet**. Landlord shall in no event be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting, except to the extent of Landlord's obligations under law. Without limiting the foregoing general statement of Landlord's rights in such regard, Landlord shall have no obligation to relet all or any portion of the Premises in preference or priority to any other space Landlord may have available for rent or lease elsewhere in the Corporate Center.

12.4 **[Intentionally omitted]**.

12.5 **Waiver of Defects**. Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease and further waives the right to impose any counterclaim of any nature or description which is not directly related to this Lease in any such proceeding. Both parties waive the right to trial by jury and any notices to quit as may be specified in O.C.G.A. Sections 44-7-50 et. seq., as the same may have been or may hereafter be amended, and agrees that the notices provided in this Lease shall be sufficient in any case where a longer period may be statutorily specified. The acceptance by Landlord of any partial payment(s) by or for Tenant hereunder shall not constitute Landlord's acceptance of such payment(s) as a satisfaction of Tenant's payment obligation (notwithstanding any statement to the contrary on any correspondence accompanying such payment(s) and/or note(s) written on any check).

12.6 **Non-Waiver by Landlord**. The failure of Landlord to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment in the future of such performance or exercise, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

12.7 **Partial Payment**. No payment by Tenant or receipt by Landlord of a lesser amount than the correct minimum rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

12.8 **Overdue Payments**. If any payment required to be made by Tenant to Landlord under this Lease shall not have been received by Landlord by 5:00 pm local time on the fifth (5th) day after the date such payment is due, then (i) in addition to such payment, and in order to partially compensate Landlord for the extra expense incurred in the handling of overdue payments, Tenant shall pay Landlord a late fee equal to the greater of (a) five percent (5%) of such overdue payment, or (b) five hundred dollars ($500); and (ii) such overdue payment shall bear interest, from the date such overdue payment was due until it is paid, at the higher of (a) five percent (5%) above the highest prime rate published in the Wall Street Journal, if available (and, if not available, then such comparable substitute rate as may be selected by Landlord), from time to time, and (b) the rate of twelve percent (12%) per annum (or, if lower, the highest legal rate); provided, however, that (iii) no late charge or interest shall be due and payable by Tenant on the first (and only the first) late payment of rent hereunder during any calendar year of the Term unless Tenant fails to make such payment within five (5) days after Tenant's receipt of a written notice of delinquency from Landlord, and (iv) provided, that if on two (2) occasions in any calendar year a payment required to be made by Tenant to Landlord shall not have been received by Landlord by 5:00 pm local time on the date such payment is due, then, and for the remainder of the Lease term, Tenant shall not be entitled to the five (5) day grace period set forth above in this Section, and the late fee shall be charged, and interest shall commence to accrue, if a payment is not received by Landlord by 5:00 pm local time on the date such payment is due. The late fee and interest set forth in this Section

shall not affect any other right or remedy available to Landlord as a result of a failure by Tenant to make any payment as required under this Lease.

12.9 **Intentionally Deleted.**

12.10 **Cumulative Remedies**. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

13. **Subordination.**

13.1 **General**. This Lease and Tenant's interest herein is and shall be subject and subordinate to all ground or underlying leases (whether any or all, hereinafter referred to as a "Ground Lease") of the entire Building or of the entire Corporate Center and to any and all mortgages, deeds to secure debt, deeds of trust and similar security instruments (whether any or all, hereinafter referred to as a "Mortgage") which may now or hereafter be secured upon the Building (or upon the Corporate Center), and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any lessor under any Ground Lease (a "Ground Lessor") or holder of any Mortgage (a "Mortgagee"), but in confirmation of such subordination, Tenant shall, within ten (10) days after request, execute, acknowledge and deliver to Landlord or to any Ground Lessor or Mortgagee, any instrument or instruments that Landlord may reasonably require acknowledging such subordination as long as such instrument includes Non-disturbance and Attornment provisions consistent with **Exhibit "H"** hereto. Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or to any Ground Lessor or Mortgagee, as applicable, without expense, any and all instruments that may be necessary to make this Lease superior to the lien or security title or interest of any Mortgage or Ground Lease. Landlord shall obtain a subordination, non-disturbance and attornment agreement ("SNDA") from the Mortgagee holding the Mortgage affecting the Building as of the Lease Date within thirty (30) days after Tenant's execution of an SNDA on such Mortgagee's standard form attached hereto as **Exhibit "H."** Landlord agrees to use commercially reasonable efforts (which shall not obligate Landlord to incur any cost or agree to any commitment or other obligation) to obtain an SNDA from any successor Mortgagee on such Mortgagee's standard form. If a holder of any Mortgagee or Ground Lessor, as applicable, or any other person or entity succeeding to the interests of such Mortgagee or Ground Lessor, shall hereafter succeed to the right of Landlord under this Lease, Tenant shall, at the option of such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the provisions hereof and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease; provided, however, that such successor shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any amendment or modification to or termination of this Lease not in conformity with any such Mortgage or Ground Lease, (iii) any act, omission or default by Landlord under this Lease (but such successor shall be subject to the continuing obligations of the Landlord hereunder first arising from and after such succession to the extent of such successor's interest in the Building) or (iv) any credits, claims, counterclaims, setoffs or defenses which Tenant may have against Landlord, except as expressly set forth in this Lease. If Landlord shall so request in writing, Tenant shall send to any Mortgagee or Ground Lessor of the Building designated by Landlord, a copy of any notice given by Tenant to Landlord alleging a material breach by Landlord in its obligations under this Lease.

13.2 **Rights of Mortgagees and Ground Lessors**. Tenant shall send to each Mortgagee the Building or land or any part thereof (after written notification of the identity of such Mortgagee and Ground Lessor and the mailing address thereof) copies of all notices that Tenant sends to Landlord regarding any default by Landlord under this lease; such notices to said Mortgagee or Ground Lessor shall be sent concurrently with the sending of the notices to Landlord and in the same manner as notices are required to be sent pursuant to Section 14 hereof. Tenant will accept performance of any provision of this Lease by such Mortgagee and Ground Lessor as performance by, and with the same force and effect as though performed by, Landlord. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (a) Tenant gives notice of such act or omission to Landlord and to each such Mortgagee and Ground Lessor, and (b) a reasonable period of time (no more than sixty (60) days) for remedying such act or omission elapses following the time when such Mortgagee or Ground Lessor becomes entitled to remedy same (which reasonable period shall in no event be less than the period to which Landlord is entitled under this Lease or otherwise, after similar notice, to effect such remedy and which reasonable period shall take into account such time as shall be required to institute and complete any foreclosure proceedings).

13.3 **Modifications**. If, in connection with obtaining, continuing or renewing financing for which the Building, Corporate Center or the Premises or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay, condition or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder, change the business terms of this Lease or adversely affect Tenant's tenancy hereby created nor shall such modifications diminish any of Tenant's current rights hereunder.

14. **Notices**. All notices and other communications hereunder, to be effective, must be in writing (whether or not a writing is expressly required hereby), and must be either (i) hand delivered, or (ii) sent by a recognized national overnight courier service, fees prepaid, or (iii) sent by United States registered or certified mail, return receipt requested, postage prepaid; in all of the foregoing cases to the respective addresses for Landlord and Tenant set forth in item (k) of the Summary of Basic Lease Information or at such other address or to the attention of such other person as either party may hereafter give the other for such purpose. Notices will be deemed to have been given (a) when so delivered (by hand delivery or courier service as aforesaid), or (b) five (5) days after being so mailed (by registered or certified mail as aforesaid). If Tenant does not maintain an established institutional agent for service of process (such as CT Corporation System) in the State of Georgia, then Tenant hereby appoints as an agent of Tenant to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises; provided a copy of such notice is provided to Tenant as required above.

15. **Holding Over**. Should Tenant continue to occupy the Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture or other termination thereof, such tenancy shall (without limitation on any of Landlord's rights or remedies therefor) be a tenancy-at-sufferance at a minimum monthly rent equal to one hundred fifty percent (150%) of the sum of minimum rent and additional rent payable for the last month of the term of this Lease, and, in addition to the foregoing, all other charges payable with respect to such last month of this Lease and all damages suffered or incurred by Landlord as a result of or arising from such holdover tenancy; provided, however, Tenant shall not be responsible for consequential damages suffered or incurred by Landlord as a result of or arising from such holdover tenancy unless Tenant fails to vacate and surrender the Premises to Landlord in accordance with this Lease within forty-five (45) days after Landlord has provided notice to Tenant that Landlord has entered into a lease or a letter of intent with a new tenant of the Premises, but

any such notice given prior to the commencement of a holdover tenancy shall not be effective for such purpose. Nothing contained herein shall grant Tenant the right to holdover after the term of this Lease has expired.

16. **Reservations in Favor of Landlord**. (i) All walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, (ii) any terraces or roofs adjacent to the Premises, and (iii) any space in or adjacent to the Premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as reasonable access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Notwithstanding the foregoing to the contrary, Tenant shall have access to and use of its pro rata share of conduits, electrical and other utilities with Landlord's approval, which shall not be unreasonably withheld.

17. **Completion of Improvements; Delay in Possession.**

17.1 **Tenant Improvements**. Tenant, at Tenant's own cost, shall furnish, install and otherwise provide and be responsible for all "Tenant Improvements" identified on **Exhibit "F,"** and Tenant shall perform, observe and complete its obligations with respect to Tenant Improvements, all within the time periods therefor and all as more completely set forth herein and in **Exhibit "F."**

17.2 **Performance of Tenant Improvements**. The responsibility for costs, preparation of preliminary and final plans, working drawings and specifications, bidding process, contracting, payment arrangements, and all other undertakings with respect to the design and performance of the Tenant Improvements, and the timing and mechanics thereof and therefor, including Landlord's and Tenant's respective consent and approval rights related thereto, and also including matters relating to the consequences of delays, are all as set forth herein and in **Exhibit "F."**

17.3 **Acceptance**. Tenant represents that the Building, Corporate Center, and the Premises, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, and the present uses and non uses thereof, have been examined by Tenant, and subject to the Landlord delivering the Building and the Premises to the Tenant with all building systems in good and working order, Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, by Landlord, except as may be expressly contained herein with respect to the Tenant Improvements to be constructed in the Premises. Tenant's occupancy of the Premises shall constitute acceptance of the Tenant Improvements, as set forth in this section. The provisions of this section shall survive the termination of this Lease.

17.4 **Delay in Possession**. If Landlord shall be unable to deliver possession of the Premises to Tenant on the date specified for commencement of the term hereof (i) because a certificate of occupancy has not been procured, or (ii) because of the holding over or retention of possession of any tenant or occupant, or (iii) if repairs, improvements or decoration of the Premises, or of the Building, are not completed, or (iv) because of the operation of a "force majeure" event, or (v) for any reason identified in **Exhibit "F"** attached hereto, or for any other reason, then in any such case Landlord shall not be subject to any liability to Tenant and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder (except as to the date of commencement of accrual of rent). Under such circumstances, except as set forth in **Exhibit "F"** to this Lease relating to delays resulting from actions or omissions by Tenant or Tenant Delays, the rent reserved and covenanted to be paid herein shall not commence until possession of the Premises is given or the Premises are available for occupancy by Tenant. Notwithstanding the foregoing to the contrary, and subject to Tenant Delay, if there are no events of Tenant Delay or Force Majeure and Landlord cannot

deliver the Premises to Tenant for construction of the Tenant Improvements by March 1, 2019, Tenant shall have the right to terminate this Lease by giving written notice to Landlord.

18. **Telecommunications Services.**

18.1 **Contract with Provider**. Tenant shall have sole responsibility, at its cost and expense, to contract with a telecommunications service provider of Tenant's choosing to obtain telecommunications services, subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord has made no warranty or representation to Tenant with respect to the availability of any specific telecommunications services, or the quality or reliability or suitability of any such services.

18.2 **Landlord Has No Liability**. Except for Landlord's gross negligence or willful misconduct (but subject to Section 9.4), Landlord shall have no liability whatsoever for telecommunications services. To the extent that any services by a telecommunications service provider is interrupted, curtailed or discontinued for any reason, Except for Landlord's gross negligence or willful misconduct (but subject to Section 9.4), Landlord shall have no obligation or liability whatsoever with respect thereto. Additionally, such interruption, curtailment or discontinuance of service shall not:

(i) Constitute an actual or constructive eviction of Tenant, in whole or in part;

(ii) Entitle Tenant to any abatement or diminution of rent;

(iii) Relieve or release Tenant from any of its obligations under this Lease; or

(iv) Entitle Tenant to terminate this Lease.

Tenant shall have the sole obligation, at its own expense, to obtain substitute telecommunications service.

18.3 **License Agreement with Provider**. Tenant acknowledges that a telecommunications service provider's right to access the Building and install, operate, maintain and repair wiring and equipment necessary to provide Tenant services is subject to approval by Landlord, at its discretion, and to the terms of a telecommunications license agreement between Landlord and the telecommunications service provider. Without limiting the generality of Section 18.2 above, Landlord shall have no liability in the event that a telecommunications service provider is unable to provide service to Tenant as a result of the expiration or early termination of the telecommunications license agreement or the exercise by Landlord of any of its rights under the telecommunications license agreement. Notwithstanding the foregoing to the contrary, Landlord and Tenant agree that Tenant shall have the rights granted under the License Agreement attached hereto as **Exhibit "J."**

19. **Landlord's Reliance**. Landlord has executed the Lease in reliance upon certain financial information which has been submitted by Tenant to Landlord prior to the execution of the Lease (the "Financial Information"). From time to time, upon five (5) days written request by Landlord, which request shall not be made more frequently than once per calendar year except (a) in connection with a sale or refinancing of the Building or (b) in any case where Landlord has reasonable grounds to question Tenant's continuing ability to meet its payment obligations under this Lease (which may include, without limitation, a failure by Tenant to pay any amount coming due hereunder),Tenant will submit to Landlord current financial information, in detail reasonably satisfactory to Landlord, in order for Landlord, lender or prospective purchaser to determine properly Tenant's then financial condition. As a material inducement to Landlord to enter into this Lease, Tenant (and each party executing this Lease on behalf of

Tenant individually) represents and warrants to Landlord that: (i) the Financial Information is complete, true and correct and a presents a fair representation of Tenant's financial condition at the time of signing of this Lease; (ii) Tenant and the party executing on behalf of Tenant are fully and properly authorized to execute and enter into this Lease on behalf of Tenant and to deliver the same to Landlord; (iii) the execution, delivery and full performance of this Lease by Tenant do not and shall not constitute a violation of any contract, agreement, undertaking, judgment, law, decree, governmental or court order or other restriction of any kind to which Tenant is a party or by which Tenant may be bound; (iv) Tenant has executed this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease; (v) this Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms; (vi) each individual executing this Lease on behalf of Tenant is legally competent, has attained the age of majority and has full capacity to enter into this Lease; and (vii) if Tenant is a corporation, a partnership or a limited liability company: (a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in Georgia; (b) the execution of this Lease by the individual or individuals executing it on behalf of Tenant, and the performance by Tenant of its obligations under this Lease, have been duly authorized and approved by all necessary corporate, partnership or limited liability company action, as the case may be; and (c) the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant's bylaws or articles of incorporation, agreement of partnership, limited liability company operating agreement or certificate of formation or other organization documents or charters, agreements, rules or regulations governing Tenant's business as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

20. **Prior Agreements; Amendments**. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise, which, by its express terms, is intended to supplement the terms hereof. Without limiting the foregoing, this Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information, proposals, and other statements and materials made or furnished by Landlord or its agents. No agreement hereinafter made shall be effective to change, modify, discharge, waive obligations under, or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge, waiver or abandonment is sought. Notwithstanding the foregoing, no warranty, representation, covenant, writing, document, instrument, amendment, modification, agreement or like instrument shall be binding upon or enforceable against Landlord unless executed by Landlord.

21. **Captions**. The captions of the sections and subsections in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

22. **Landlord's Right to Cure**. Landlord may (but shall not be obligated to), on five (5) days' notice to Tenant (except that no notice need be given in case of emergency), cure on behalf of Tenant any default beyond any applicable grace or cure periods hereunder by Tenant, and the cost of such cure (including any reasonable and actual attorney's fees incurred) shall be deemed additional rent payable upon demand.

23. **Estoppel Statement**. Tenant shall from time to time, but no more than once in any twelve (12) month period, except in case of the sale or refinancing of the Building, within fifteen (15) days after written request by Landlord or any Mortgagee or Ground Lessor, execute, acknowledge and deliver to Landlord, or to any third party designated by the requesting party, a statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as

modified, listing any instruments of modification), confirming the rents and other charges under this Lease and the dates to which rent and other charges have been paid, and certifying whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and, if so, the default, claim and/or demand shall be specified) and such other reasonable information as Landlord shall require, in the form set forth in **Exhibit "G"** hereto or such similar form as may be required by any subsequent mortgagee or third party. To the extent such estoppel statement is not received from Tenant in a timely manner in accordance with this Section, the requesting party shall be entitled to furnish to any third party to whom such estoppel statement would have been delivered the requesting party's good faith statement to the effect requested from Tenant. Any such estoppel statement may be relied upon by the requesting party, as well as all Mortgagees, Ground Lessors, auditors, insurance carriers and prospective purchasers and lenders.

24. **[Intentionally Deleted]**.

25. **Broker**. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Lease, other than the brokers set forth in Section l. of the Summary of Basic Lease Information ("Brokers"), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than the Brokers, employed or engaged by it or claiming to have been employed or engaged by it. To the extent each of the Brokers is entitled to a leasing commission in connection with the making of this Lease, Landlord shall pay such commission to each of the Brokers pursuant to a separate agreement between Landlord and each of the respective Brokers.

26. **Miscellaneous.**

26.1 **Certain Interpretations**. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases whether there is more than one tenant (and in such case the liability of such tenants shall be joint and several), and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its successors and assigns, provided that this Lease shall not inure to the benefit of any assignee or successor of Tenant except upon the express written consent of Landlord as herein provided.

26.2 **Partial Invalidity**. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or to which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

26.3 **Governing Law**. This Lease shall be governed in all respects by the laws of the State of Georgia.

26.4 **Force Majeure**. Except as hereinafter provided, if Landlord or Tenant shall be delayed in the performance or unable to perform any of such party's obligations under this Lease because of a "force majeure" event (which shall mean any event beyond the reasonable control of a party, including, without limitation, labor disputes, civil commotion, terrorism, war, war-like operations, invasion, rebellion, hostilities, military power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain material or services, inclement weather or other act of God), then, in any such case, such party shall not be subject to any liability to the other party. Except as hereinafter provided, a party's delay in performance or failure to perform under this Lease as a result of any force

majeure event shall not affect the validity of this Lease or any obligation of the other party hereunder. Notwithstanding the foregoing, Tenant shall not be excused from the timely performance of any rent or other payment obligation under this Lease.

26.5 **Light and Air**. This Lease does not grant any legal rights to "light and/or air" outside the Premises nor any particular view or cityscape visible from the Premises.

26.6 **Recording**. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant and Tenant shall remove immediately upon request by Landlord any improperly recorded copy of this Lease or memorandum of Lease.

26.7 **Preparation**. Landlord and Tenant agree that both Landlord and Tenant have participated in the preparation of this Lease and that in the event of any ambiguity herein, this Lease shall not be construed against either party.

26.8 **[Intentionally omitted]**.

26.9 **Third Party Beneficiaries**. Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than Landlord and Tenant as the named parties hereunder and their permitted heirs, personal representatives, successors and permitted assigns, and no provision of this Lease shall be enforceable by any other party.

26.10 **No Estate for Years**. Notwithstanding anything in this Lease to the contrary, no estate for years or leasehold estate is conveyed by this Lease and Tenant has only a usufruct not subject to levy and sale. Nothing in this Lease is deemed to make or imply that Landlord and Tenant are partners or joint venturers.

26.11 **Attorneys' Fees**. In the event of any lawsuit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such lawsuit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action. In connection with any payment of attorneys' fees and costs pursuant to this Lease, Landlord and Tenant hereby waive any right either might have under O.C.G.A. § 13-1-11 respecting the determination of such attorneys' fees and costs.

26.12 **Names**. Upon written notice to Tenant, Landlord reserves the right, from time to time, to change the name of the development, the name of the Building and the street address of the Building. Tenant shall not, without the prior written consent of Landlord, use the name given the development, the Building, or any other deceptively similar name, or use any associated service mark or logo of the development or the Building for any purpose other than Tenant's business address. Notwithstanding the foregoing to the contrary, unless such name change or street address change is mandated by a governmental authority, Landlord shall reimburse Tenant the reasonable costs of replacing existing stocks of Tenant's letterhead, envelopes, billing statements and other stationery having Tenant's address thereon, not to exceed $1,500.

26.13 **Multiple Tenants**. Should more than one party enter into this Lease as Tenant, each party so constituting Tenant shall be liable, jointly and severally with the other or others, for all obligations of Tenant under this Lease, and Landlord may enforce its rights hereunder against such party with or without seeking enforcement thereof against the other or others.

27. **Time is of the Essence**. Time is of the essence of this Lease. Unless specifically provided otherwise, all references to terms of days or months shall be construed as references to calendar days or calendar months, respectively.

28. **Quiet Enjoyment**. Upon payment by Tenant of the rent and other sums provided herein and Tenant's observance and performance of the covenants, terms and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably hold and quietly enjoy the Premises for the term of this Lease without hindrance or obstruction by Landlord or any other person claiming by, through or under Landlord, subject to the terms and conditions of this Lease, and to any mortgage or ground lease which is superior to this Lease.

29. **Matters of Record**. Except as otherwise provided herein, this Lease and Tenant's rights hereunder are subject and subordinate to all matters affecting Landlord's title to the Corporate Center recorded in the Real Property Records of Cobb County, Georgia, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Corporate Center, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord's request, Tenant shall join in the execution of any of the aforementioned documents.

30. **Confidentiality**. TENANT ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS LEASE AND THE NEGOTIATIONS WHICH LED TO THE EXECUTION OF THIS LEASE ARE CONFIDENTIAL IN NATURE. TENANT COVENANTS THAT, EXCEPT AS MAY BE REQUIRED BY LAW, THE RULES OF ANY EXCHANGE, THE RULES OF ANY GOVERNMENTAL ENTITY OR BY ANY LENDER IN CONNECTION WITH CURRENT OR PROPOSED FINANCING FOR TENANT, TENANT SHALL NOT COMMUNICATE THE TERMS OR ANY OTHER ASPECT OF THIS TRANSACTION WITH, AND WILL NOT DELIVER ALL OR ANY PORTION OF THIS LEASE TO, ANY PERSON OR ENTITY OTHER THAN LANDLORD.

31. **Patriot Act**. Tenant (which for this purpose includes its partners, members, principal stockholders and any other constituent entities (i) has not been designated as a "specifically designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tl lsdn.pdf or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the term of this Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) has not used and will not use funds from illegal activities for any payment made under the Lease.

[SIGNATURES COMMENCE ON THE NEXT PAGE]

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Lease to be executed by their duly authorized representatives as of the date set forth below each party's signature hereto, respectively, but with intent to be bound hereby as of the Lease Date.

<u>LANDLORD</u>:

INOP ACQUISITIONS, LLC,
a Delaware limited liability company

By: ____________________
Name: Taylor Smith
Title: SVP, Regional Director

"***LEASE DATE***": August 3, 2018

<u>TENANT</u>:

BIRCH COMMUNICATIONS, LLC, a Georgia limited liability company

By: ____________________
Name: [illegible]
Title: EVP and General Counsel

Date: July 31st, 2018

EXHIBIT "A"

FLOOR PLAN OF THE PREMISES


CUSHMAN & WAKEFIELD.
Interstate North • Building 210 • 1st Floor
Leasing Diagram
1st Floor Premises
1st Floor Premises

5440743_8



CUSHMAN & WAKEFIELD

True North

Not to Scale

Interstate North • Building 210 • 2nd Floor • 15,818 RSF

As Built



CUSHMAN & WAKEFIELD

True North Not to Scale

NELSON **Pennant Park • Building 210 • Suite 300 • 21,010 RSF** **As Built**

EXHIBIT "B"

SPECIAL STIPULATIONS

In the event of any conflict between the terms and conditions of any of the following Special Stipulations and the terms and conditions of the main text of this Lease or of any of the other Exhibits to this Lease, the terms and conditions of these Special Stipulations shall control. In addition to any other terms whose definitions are fixed and defined by these Special Stipulations, the terms used herein with the initial letter capitalized shall have the same meaning ascribed to them as set forth in the main text of this Lease or any of the other Exhibits. No inference or implication shall result from or interpretation be based upon the deletion or omission of words or material from the form on which this Lease appears or from a draft of this Lease, the words or material having been deleted or omitted being as though they were never in such form or draft.

1. Rent Abatement.

(a) Landlord agrees to abate the initial three (3) full monthly installments of minimum rent coming due and payable under this Lease during the term of this Lease in the amount of Ninety-Five Thousand Eight Hundred Seventy-Five and 00/100 Dollars ($95,875.00) per month ($287,625.00 in total) (the "Rent Abatement").

(b) Notwithstanding anything in this Special Stipulation to the contrary, Tenant shall have no right to any Rent Abatement at any time after (i) an Event of Default has occurred with respect to Tenant under this Lease and remains uncured, (ii) this Lease is not in full force and effect, (iii) Tenant has assigned this Lease or has entered into a sublease of all or any portion of the Premises or (iv) Tenant is in default beyond any applicable grace or cure periods under any other written agreement with Landlord with respect to the Premises.

2. Signage. Tenant shall be entitled to have the following signage with respect to the Premises, all subject to the terms and conditions and the other provisions of this Special Stipulation:

(a) Premises Signage. Tenant may, at its sole cost and expense, install Building standard identification signage containing Tenant's name adjacent to the main entry doors to the Premises. Tenant shall be responsible, at its sole cost and expense, for any maintenance and repair of changes to such signs, subject to the terms of this Lease.

(b) Elevator Lobby Signage. Tenant may, at Tenant's cost and expense (for fabrication and installation), display Tenant's standard corporate logo style in the elevator lobby of any floor of the Building that Tenant has leased in its entirety ("Elevator Lobby Signs"), subject to Landlord's reasonable approval of the design, materials and method of installation of such Elevator Lobby Signs. Landlord's approval shall not be unreasonably withheld, conditioned or delayed.

(c) Building Signage.

(i) If (a) Tenant leases and occupies no less than forty-one thousand (41,000) rentable square feet in the Building and (b) if no other tenant in the Building leases or occupies more rentable square footage in the Building than Tenant, then, at Tenant's sole cost and at Tenant's written request to Landlord, Landlord will install Tenant's trade name sign on the exterior parapet wall at the top of the Building in a location mutually determined by Landlord and Tenant (the "Building Sign").

(ii) The Building Sign shall set forth the name of Tenant in Tenant's standard corporate logo style, consistent with Tenant's corporate identity guidelines. Tenant shall have the right to have at any one time one (1) name (and not different names) on the Building Sign. Furthermore, Tenant's signage rights under this Special Stipulation must be in compliance with and shall be subject to all Governmental Requirements and private restrictions of record.

(iii) Tenant's signage rights with respect to the exterior of the Building shall be non-exclusive. The term "non-exclusive," as it relates to the right to have a sign on the exterior parapet wall at the top of the Building, shall mean that Landlord shall retain the right to install or permit other tenants to install other signs on the Building.

(iv) Tenant's cost obligation with respect to the Building Sign to be installed for Tenant shall include the design, fabrication, construction, installation, construction supervision, governmental compliance and other costs incurred with respect to the initial design, construction and installation of the Building Sign. In addition, Tenant shall pay to Landlord one hundred percent (100%) of all maintenance, repair and replacement costs and costs of electrical service and any electrical system serving the Building Sign and any meter installed to measure such electrical consumption associated with the Building Sign.

(v) Landlord reserves the right to review and approve, in Landlord's reasonable discretion, each sign contractor and the location, color, size, configuration, materials, means of installation, workmanship and design of the Building Sign, except that Tenant shall have the right to use, and to change from time to time as Tenant deems necessary in Tenant's reasonable discretion, its branding on the Building Sign, subject to Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed.

(vi) Tenant's rights under this Special Stipulation shall cease and terminate immediately (a) if Tenant ceases to lease or occupy at less than forty-one thousand (41,000) rentable square feet in the Building for any reason (including, without limitation, subleasing or vacating all or a portion of the Premises); (b) if and when another tenant in the Building leases or occupies more rentable square footage in the Building than Tenant; provided, however, that Tenant's rights under this Special Stipulation shall not cease pursuant to this clause (b) prior to the fourth (4th) anniversary of the Lease Date; or (c) upon the expiration or any earlier termination of this Lease or Tenant's right of possession of the Premises. In any such event, Landlord may remove the Building Sign installed pursuant to this Special Stipulation at Tenant's cost.

(vii) If Landlord desires to offer a similar building signage right at the top of the Building pursuant to a bona fide lease with a tenant in the Building, and Tenant has not installed Tenant's Building Sign on or before the date that is three (3) months after receipt of notice from Landlord of Landlord's intent to offer such space to another tenant, Tenant shall be deemed to have waived its signage rights with respect to the Building Sign under this Special Stipulation and such rights shall be of no further force and effect.

(viii) Tenant shall reimburse Landlord for any reasonable, out-of-pocket costs incurred to repair any damage to the Building or other improvements resulting from the installation, repair or removal of the Building Sign, including any discoloration of any surfaces on which any such signs were attached, reasonable wear and tear or damage from casualty excepted.

(ix) Tenant's right to have the Building Sign is contingent upon Tenant obtaining zoning, sign ordinance and other requisite approvals from applicable governmental authorities

under Governmental Requirements to erect and maintain the signs. Tenant agrees to diligently proceed and use its commercially reasonable, good faith efforts to obtain such approvals. If the applicable governmental authorities impose conditions upon the granting of approval for any signs, and Landlord does not agree to comply with such conditions, then Tenant shall not have the right to install the Building Sign subject to such conditions. Landlord agrees to cooperate reasonably with Tenant, at Tenant's cost and without Landlord having any obligation to incur any cost that is not both (x) reasonable and customary and (y) reimbursed by Tenant, or agree to any other restriction or obligation, in Tenant's efforts to obtain all requisite approvals under Governmental Requirements.

(x) To the extent Landlord performs any of the design, construction, installation, maintenance, repair, governmental compliance, removal or other work for the Building Sign, the cost of which, by the express terms of this Special Stipulation, is Tenant's responsibility, Tenant shall reimburse Landlord as additional rent, in full, such costs within thirty (30) days after Tenant's receipt of an invoice from Landlord from time to time. Tenant's obligations with respect to such costs shall survive the expiration or any termination of this Lease.

(xi) Upon expiration of the term of this Lease or any earlier termination of the Lease or Tenant's rights under this Special Stipulation, Tenant shall, at its own expense, remove the Building Sign in accordance with this Special Stipulation and repair any damage to the Building, Land and parking facilities caused by such removal.

(xii) The signage rights under this Special Stipulation are personal to Tenant and may not be assigned.

(d) Monument Signage. Provided Tenant leases and occupies not less that forty-one thousand (41,000) rentable square feet in the Building, Tenant may install a panel ("Tenant's Panel") with Tenant's trade name and logo on the existing (as of the Lease Date) monument sign facing the main entry of the Building (the "Monument Sign"), subject to the terms and conditions set forth in this Special Stipulation No. 2, including, without limitation, the following terms and conditions:

(i) Tenant, at its sole cost, shall design an individual vinyl panel for such Monument Sign setting forth Tenant's tradename in Tenant's standard corporate logo style in the position on the Monument Sign designated by Landlord, which position may be relocated by Landlord, at its expense, from time to time. The design, dimensions and materials of Tenant's panel and any subsequent changes thereto must be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Once Tenant has provided such design to Landlord, Landlord shall, at Tenant's sole cost and expense, coordinate the ordering and production of such panel. Landlord, at Tenant's sole cost and expense, shall install Tenant's panel on the Monument Sign.

(ii) The cost and expense associated with the design, installation, maintenance, repair and removal of Tenant's panel shall be the sole responsibility and obligation of Tenant.

(iii) Tenant's Monument Sign rights are personal to Tenant, and revocable by Landlord if (x) an Event of Default has occurred with respect to Tenant under the Lease, or (y) Tenant ceases to lease or occupy at less than forty-one thousand (41,000) rentable square feet in the Building for any reason (including, without limitation, subleasing or vacating all or a portion of the Premises), furthermore, if another tenant in the Building leases or occupies more rentable square footage in the Building than Tenant, then Landlord shall have the right to relocate Tenant's position on the Monument Sign.

(iv) Upon expiration of the term of this Lease or any earlier termination of the Lease or Tenant's right of possession of the Premises, or Tenant's rights under this Special Stipulation, Tenant shall, at its own expense, remove Tenant's Panel in accordance with this Special Stipulation and repair any damage to the Monument Sign, the Building, and parking facilities caused by such removal.

(v) Notwithstanding the foregoing to the contrary, if Tenant fails to provide Landlord with Tenant's sign panel for installation on the Monument Sign on or before the date that is six (6) months after the Commencement Date, Tenant shall be deemed to have waived its signage rights with respect to the Monument Sign under this Special Stipulation and such rights shall be of no further force and effect. In any event, Tenant's rights under this Special Stipulation shall be subject to applicable public and private laws, codes, ordinances, rules, regulations, orders and other restrictions.

3. Extension Option. Landlord grants to Tenant one (1) option to extend the term of this Lease upon and subject to the following terms and conditions:

(a) The period of extension shall be five (5) years, commencing at 12:00 a.m. Atlanta, Georgia time on the day following the expiration date of the initial term of this Lease and ending at 11:59 p.m. Atlanta, Georgia time on the fifth (5th) anniversary of the expiration date of the term of this Lease (such option being hereinafter referred to as the "Extension Option" and its period being hereinafter referred to as the "Extension Period").

(b) Tenant must exercise the Extension Option by written notice to Landlord (hereinafter referred to as the "Exercise Notice") delivered no later than the date that is twelve (12) months or earlier than the date that is fifteen (15) months before the expiration date of the initial term of this Lease. If Tenant fails to give timely notice of its exercise of the Extension Option, the Extension Option shall lapse unexercised, TIME BEING OF THE ESSENCE.

(c) The Extension Option shall be applicable to the entire Premises, as it may have been expanded or contracted from time to time, and may only be exercised with respect to the entire Premises.

(d) If Tenant duly and timely delivers to Landlord the Exercise Notice as set forth in subsection (b) above, then the terms and conditions of the Lease, as it may have been amended from time to time, shall remain in full force and effect during the Extension Period, except that annual minimum rent per rentable square foot of the Premises leased by Tenant during the Extension Period shall be adjusted at the commencement of the Extension Period to the "Prevailing Market Rate" (as hereinafter defined). Landlord and Tenant expressly acknowledge and agree, without limiting the generality of the foregoing, that Tenant shall not be entitled to any tenant improvement allowance or other concession, and Landlord shall have no obligation to construct any improvements to the Premises for any Extension Period.

(e) "Prevailing Market Rate" shall mean the then prevailing market rate for the first twelve (12) months of the Extension Period, and the prevailing market rate escalation factor for each of the subsequent twelve (12) month periods during the Extension Period, for monthly rental for leases entered into within one (1) year prior to the commencement of the Extension Period for second generation space comparable in size and quality to the Premises in Class A buildings in the Cumberland/Galleria submarket and for a term equal to the term of the Extension Period, taking into consideration the location, quality and age of the Building, floor level, extent of leasehold improvements (e.g., existing or to be provided), rental abatements and other concessions (or the lack thereof), term of the lease, extent of services to be provided, distinction between "gross" and "net" lease, rent escalation factors, base year or

other amounts allowed for escalation purposes (e.g., expense stop), the time the particular rental rate under consideration became or is to become effective, brokerage commissions, parking charges, if any, the creditworthiness of Tenant, and any other relevant terms or conditions. The Prevailing Market Rate shall be determined between Landlord and Tenant by mutual agreement in good faith; however, if Landlord and Tenant cannot agree, the Prevailing Market Rate shall be established in the manner specified for determining Prevailing Market Rate contained in subsection (f) below.

(f) If Landlord and Tenant have not reached an agreement as to the Prevailing Market Rate within twenty (20) days after Tenant has exercised the Extension Option, Landlord shall advise Tenant, in writing, of its determination of the Prevailing Market Rate, on a per square foot basis, as of the beginning of the Extension Period. Within twenty (20) days after receipt of Landlord's determination of the Prevailing Market Rate, Tenant shall advise Landlord, in writing, whether or not Tenant accepts or rejects the Prevailing Market Rate specified by Landlord. Failure to accept or reject in writing the Prevailing Market Rate specified by Landlord within such 20-day period shall be deemed acceptance by Tenant. If Tenant rejects the Prevailing Market Rate determined by Landlord, Tenant shall specify in such notice Tenant's determination of the Prevailing Market Rate, together with Tenant's selection of a real estate expert, who shall act on Tenant's behalf in determining the Prevailing Market Rate. Within twenty (20) days after Landlord's receipt of Tenant's selection of a real estate expert, Landlord, by written notice to Tenant, shall designate a real estate expert, who shall act on Landlord's behalf in the determination of the Prevailing Market Rate. Within twenty (20) days after the selection of Landlord's expert, the two experts shall render a joint written determination of the Prevailing Market Rate. If the two experts are unable to agree upon a joint written determination within said twenty (20) day period, each expert shall render his or her own written determination and the two experts shall select a third expert within such twenty (20) day period. Within twenty (20) days after the appointment of the third expert, the third expert shall select one of the determinations of the two experts originally selected, without modification or qualification. All experts selected in accordance with this subsection (f) shall have at least ten (10) years prior experience in the metropolitan Atlanta commercial office leasing market and shall be members of one or more of the National Association of Industrial and Office Properties, American Institute of Real Estate Appraisers, the local Board of Realtors, the State Bar of Georgia or similar professional organization. If either Landlord or Tenant fails or refuses to select an expert, the other expert shall alone determine the Prevailing Market Rate. Landlord and Tenant agree that they shall be bound by the determination of Prevailing Market Rate pursuant to this subsection (f) for purposes of determining the monthly minimum rent under the Lease for the Extension Period. Landlord shall bear the fees and expenses of its expert; Tenant shall bear the fees and expenses of its expert; and Landlord and Tenant shall share equally the fees and expenses of the third expert, if any.

(g) Subject to subsection (h) below, at least thirty (30) days before the commencement of the Extension Period, Landlord and Tenant agree to enter into an amendment to the Lease to document the exercise of the Extension Option; provided, however, that in the event an amendment is not so entered into, the provisions of this Extension Option and the exercise of same by Tenant shall be enforceable in accordance herewith.

(h) Notwithstanding anything in this Extension Option to the contrary, Tenant shall have no right to exercise this Extension Option, nor shall Landlord have any obligation to enter into a lease for the Extension Period with Tenant, (i) at any time after an Event of Default has occurred and remains uncured with respect to Tenant under the Lease, (ii) when the Lease is not in full force and effect, (iii) after Tenant has assigned the Lease or has entered into a sublease with respect to (x) all of the Premises, (y) any portion of the Premises located on the first (1st) floor of the Building, or (z) more than fifteen percent (15%) of the Premises in the aggregate, or (iv) when Tenant is in default beyond any applicable grace or cure periods under any other written agreement with Landlord respecting the Building.

4. Right of First Offer to Lease Space. Landlord grants Tenant a right of first offer (the "First Offer Right") to lease additional space in the Building subject to and in accordance with the following:

(a) The space that is subject to such First Offer Right shall be the remaining portion of the first (1st) floor that is contiguous with the Premises, and Suites 50 and 70 on the lower level, as well as the fourth (4th) floor, as such space becomes available for lease (the "Reserved First Offer Space"), subject to and in accordance with the provisions of this First Offer Right. As used in this Special Stipulation, space shall be deemed "available for lease" only if it is (x) not the subject of any lease, license or other occupancy agreement with a third party, (y) not encumbered by any rights or options in favor of a tenant other than Tenant existing on the date of this Agreement or granted after the date of this Agreement in compliance with this Special Stipulation No. 4, and (z) not the subject of any existing letter of intent, outstanding proposal or ongoing negotiations to lease between Landlord and a third party tenant prospect for such space. Notwithstanding the foregoing, if space will become available in the future, without any encumbrance of the nature described above in this sentence, Landlord may deem such space to be available for lease as of the date Landlord regains possession of such space and may offer such space for lease to Tenant as of such date.

(b) Except as otherwise provided herein below, before Landlord enters into a lease of all or any portion of the Reserved First Offer Space with a third party, Landlord shall notify Tenant in writing (such notice being hereafter called the "Offer Notice") of the availability of such space. Such Offer Notice shall (i) specifically describe the space, including without limitation the portion of the Reserved First Offer Space that is the subject of such proposed lease with Tenant (such space, including without limitation the portion of the Reserved First Offer Space, being referred to herein as the "First Offer Space"), (ii) the availability of such space and (iii) the material economic terms and conditions upon which Landlord proposes to lease such space, including, without limitation, term, base rent (gross or net), additional rental, base year for operating costs and taxes (if a gross lease), Landlord's security for the tenant's performance of the lease terms and Landlord's obligation with respect to tenant improvements and any other concessions (collectively, the "Material Economic Terms"). The Offer Notice shall also constitute an offer by Landlord to lease the First Offer Space to Tenant in accordance with the terms of this First Offer Right. Tenant shall have twelve (12) days after its receipt of such Offer Notice to accept such offer pursuant to this First Offer Right and to lease the First Offer Space from Landlord in accordance with the terms of this First Offer Right and the Material Economic Terms set forth in the Offer Notice.

(c) Acceptance by Tenant of the offer set forth in the Offer Notice shall be deemed effective only if (i) such acceptance is given to Landlord in a written notice of acceptance (the "ROFO Acceptance Notice") specifically referring to the Offer Notice to which it relates, received by Landlord within the twelve (12) day period prescribed above for such acceptance, TIME BEING OF THE ESSENCE, and (ii) such ROFO Acceptance Notice accepts the offer with respect to the entire First Offer Space.

(d) If Tenant duly and timely delivers to Landlord its ROFO Acceptance Notice within such twelve (12) day period in accordance with this Special Stipulation, Landlord and Tenant shall, within thirty (30) days after Landlord's receipt of Tenant's Acceptance Notice, execute an amendment to this Lease with respect to the First Offer Space which conforms to the Material Economic Terms set forth in the Offer Notice; provided, however, that in the event an amendment is not so entered into, the provisions of this First Offer Right and the exercise of same by Tenant shall be enforceable in accordance herewith.

(e) If Tenant does not duly and timely deliver to Landlord its ROFO Acceptance Notice within the aforesaid twelve (12) day period in accordance with this First Offer Right, then Tenant shall be deemed to have elected not to accept Landlord's offer set forth in the subject Offer Notice, and Tenant's rights with respect to the First Offer Space shall terminate and Landlord shall be free to enter into a lease

with a third party tenant with respect to all or any portion of the First Offer Space, plus additional space leased in conjunction therewith (including, without limitation, an additional portion of the Reserved First Offer Space, provided such additional portion of the Reserved First Offer Space does not contain more than thirty-three percent (33%) of the Net Rentable Area of the First Offer Space that was offered to Tenant pursuant to the Offer Notice); provided, however, that if Landlord and a third party tenant have not executed and delivered a lease with respect to such portion of the First Offer Space within one (1) year after the expiration of Tenant's twelve (12) day acceptance period described in subparagraph b. above, then the provisions of this Special Stipulation shall be reactivated with respect to such portion of the First Offer Space that was included in the ROFO Space and Landlord shall again be required to be submit a ROFO Offer Notice to Tenant, and Tenant must again not elect to accept the ROFO Offer Notice from Landlord, before Landlord will be entitled to enter into any such lease with respect to such space. Upon the execution and delivery of such third party lease by Landlord and such third party tenant, in addition to the lapse of Tenant's rights under this Special Stipulation with respect to the portion of the First Offer Space leased to such tenant, all other portions of the Reserved First Refusal Space shall be subject and subordinate to the rights and options of the third party tenant under its lease, including, without limitation, any expansion options or other rights of such third party set forth therein.

(f) Tenant's First Offer Right is and shall be subject and subordinate to the rights and options of tenants under other leases of portions of the Building and their successors or assigns, as such rights and options exist on the date hereof. Accordingly, Landlord shall not be obligated to give Tenant an Offer Notice prior to or in conjunction with the exercise of any such rights or options. Furthermore, Landlord shall have the right to enter into a lease of all or any portion of the Reserved First Offer Space with a tenant or subtenant other than Tenant occupying such space on the date such space would otherwise become available for lease without first being required to submit an Offer Notice to Tenant, and such lease with any such occupant shall be superior to, but shall not have the effect of terminating, Tenant's rights under this First Offer Right. Tenant acknowledges that Landlord may make simultaneous offers to lease all or any portion of the Reserved First Offer Space to Tenant and to any such tenant or subtenant in occupancy or holding such superior rights, and thus if the tenant in occupancy or holding such superior rights elects to accept such offer from Landlord, Landlord will not be bound by its offer to Tenant.

(g) Notwithstanding anything in this First Offer Right to the contrary, Tenant shall have no right to exercise the First Offer Right hereunder, nor shall Landlord have any obligation to enter into a lease for all or any portion of the Reserved First Offer Space with Tenant, (i) at any time after an Event of Default has occurred with respect to Tenant under this Lease and remains uncured, (ii) when this Lease is not in full force and effect, (iii) after Tenant has assigned this Lease or has entered into a sublease with respect to (x) all of the Premises, (y) any portion of the Premises located on the first (1st) floor of the Building, or (z) more than fifteen percent (15%) of the Premises in the aggregate, or (iv) when Tenant is in default beyond any applicable grace or cure periods under any other written agreement with Landlord respecting the Building.

5. Cancellation Option.

(a) Tenant shall have the one-time option to terminate this Lease, as of the last day of the ninety-ninth (99th) full calendar month of the initial term of this Lease (the "Cancellation Effective Date") by providing Landlord with written notice of such option election (the "Cancellation Notice"). Such Cancellation Notice shall be effective only if (i) it is delivered to Landlord no later than the last day of the eighty-seventh (87th) full calendar month of the initial term of the Lease (the "Cancellation Notice Deadline"), TIME BEING OF THE ESSENCE, and (ii) such Cancellation Notice is accompanied by payment in full of the Cancellation Fee (as hereinafter defined).

(b) If Tenant has not delivered its Cancellation Notice or the Cancellation Fee to Landlord on or before the Cancellation Notice Deadline, this Cancellation Option shall terminate and be of no further force or effect whatsoever, and Tenant shall have no right or option to terminate this Lease pursuant to this Special Stipulation at any time after the Cancellation Notice Deadline.

(c) As a condition to any cancellation of this Lease by Tenant pursuant to the provisions of this Special Stipulation, Tenant must pay to Landlord, at the same time as delivery of Tenant's Cancellation Notice, (i) a cancellation fee in the amount of the sum of (A) Two Hundred Twenty-Eight Thousand Nine Hundred Forty-Nine and 50/100 Dollars ($228,949.50), representing two months of minimum rent at the time of the Cancellation Effective Date, which amount shall be increased to reflect any expansion of the Premises, plus (B) to the unamortized portion, determined as of the date two (2) months after the Cancellation Effective Date in the manner hereinafter provided, of the upfront costs incurred by Landlord in consummating this Lease including, without limitation, brokerage commissions, rent concessions, Tenant Improvement Allowance and legal fees ("Landlord's Investment"). For purposes of this Special Stipulation, Landlord's Investment shall be amortized monthly, with each timely payment by Tenant of a full installment of minimum rent under this Lease, by the amount which the principal of a loan equal to the Landlord's Investment funded in full as of the Commencement Date would be amortized and repaid, together with accrued but unpaid simple interest thereon at the rate of eight percent (8%) per annum, in equal monthly installments of principal and interest, assuming timely installment payments of principal and interest but without prepayment, commencing on the date that is three (3) months after the Commencement Date and continuing thereafter on the first day of each of the succeeding one hundred nineteen (119) months calendar months.

(e) If Tenant validly and timely exercises this Cancellation Option, Tenant shall nonetheless continue to be liable for its obligations accruing under this Lease with respect to the Premises up to and including the Cancellation Effective Date, including, without limitation, the payment of all rent and other charges hereunder, and all such obligations having accrued prior to the Cancellation Effective Date shall survive the termination of this Lease. Tenant shall surrender the Premises to Landlord on or before the Cancellation Effective Date in accordance with the terms of the Original Lease as if such date were the originally scheduled expiration date of the Term of this Lease. Notwithstanding anything in this Special Stipulation to the contrary, Tenant shall have no right to exercise this Cancellation Option under this Special Stipulation (i) at any time after an Event of Default has occurred with respect to Tenant under the Lease and remains uncured, (ii) when the Lease is not in full force and effect, (iii) after Tenant has assigned the Lease or has entered into a sublease with respect to all of the Premises, or (iv) when Tenant is in default beyond any applicable grace or cure periods under any other written agreement with Landlord respecting the Building.

6. Backup Generator Unit.

(a) Subject to the terms and conditions of this Lease and the specific terms and conditions of this Special Stipulation, effective as of the Lease Date, Tenant may, at its sole cost and expense maintain and operate for the business purposes of Tenant during the term of the Lease, as it may be extended, one (1) diesel powered generator of a capacity and having dimensions reasonably acceptable to Landlord (the "Backup Generator") and to be located at a location reasonably agreed upon by Landlord and Tenant (said location being herein referred to as the "Generator Space"). Any parking spaces rendered unusable for standard automobile parking as a result of the installation of the Backup Generator in the Generator Space shall be deducted from Tenant's parking allotment under this Lease. Landlord shall not locate the Generator Space in a location that would unreasonably cause interference with the normal use and operation of the Backup Generator; provided, however, that nothing in this Lease shall restrict Landlord's right to use portions of the parking facilities or the Corporate Center in any manner; and provided, further, that Landlord reserves the right (without obligation) to relocate the Backup Generator to alternate

locations, which relocation shall be at Landlord's sole cost and expense. Tenant agrees to provide Tenant's "Equipment Plans and Specifications" (herein so called) for Landlord's approval prior to installation of the Backup Generator, or any portion thereof, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that without limiting the generality of the foregoing, Landlord shall not be deemed unreasonable for withholding approval of any installation that would cause a health or noise issue for the day care facility at the Corporate Center, or would damage the integrity of the parking facilities, the Corporate Center or the Building or otherwise jeopardize the enforceability of any warranty benefitting Landlord. The Backup Generator shall be installed within the Generator Space in accordance with the Equipment Plans and Specifications previously approved by Landlord in writing. Tenant shall not materially change, alter, modify or amend the Equipment Plans and Specifications for installation of the Backup Generator or otherwise alter the installation and/or location of the Backup Generator without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed. Tenant's rights and obligations with respect to the Generator Space and the erection, existence, operation and maintenance of the Backup Generator shall be subject to all the terms and conditions of this Lease, except as expressly provided to the contrary within this Special Stipulation. All access to the Building or the parking facilities serving the Building, including, without limitation the Generator Space, shall under all circumstances be made through and in conjunction with Landlord or its agents and shall be subject to such reasonable controls and restrictions as Landlord may impose from time to time.

(b) Landlord will reasonably cooperate with Tenant in connection with any work required in connection with the Backup Generator. Tenant shall promptly reimburse Landlord for all reasonable costs and expenses, including reasonable attorneys' fees, actually incurred by Landlord in connection with any cooperation necessary to secure any permits required for the operation of the Backup Generator (said reimbursement being additional rent).

(c) Subject to such reasonable terms, conditions, directions, requirements and supervision as Landlord may impose or require, Tenant shall be entitled, in connection with the use of the Backup Generator, to maintain, repair or replace one (1) conduit (or its equivalent approved by Landlord) from the Backup Generator in the Generator Space to the Premises, in order to maintain the connection of Tenant's related equipment in the Premises to the Backup Generator. Tenant shall be required to pay the actual cost of any fuel, gas, maintenance and operation costs required or incurred in connection with the Backup Generator and said conduit and pipes and any related equipment and facilities. Any electricity required in connection with the Backup Generator shall be governed by the terms and provisions of the Lease.

(d) Tenant shall at all times maintain the Backup Generator and related facilities in good order and repair and Tenant shall be responsible for any and all costs and expense incurred in connection with such repairs to the Backup Generator and such related facilities, including, without limitation, the installed conduit and pipes running from the Generator Space to the Premises. Tenant shall keep and maintain in the Generator Space a spill kit that meets or exceeds Landlord's requirements therefor.

(e) Tenant's installation, repair, maintenance and operation of the Backup Generator and all related facilities shall be subject to and performed in accordance with all terms and conditions of this Lease as well as all Governmental Requirements in effect from time to time and shall be performed in such a manner so as to protect and preserve Landlord's warranties relating to the Building or the parking facilities. If the repair, replacement or removal of any Backup Generator or related conduits, pipes or other equipment or facilities voids any of Landlord's warranties, Tenant shall assume all responsibility and costs with regard thereto to the extent such costs would have been covered by such warranty had it not been voided. Tenant shall further be responsible for any repairs to the Building, the Land and the parking facilities necessitated by the installation or repair of the Backup Generator and related facilities.

(f) Landlord shall be entitled to require that each Backup Generator be reasonably screened from public view, at Tenant's expense. The Backup Generator will be used for Tenant's use only and may not be used in any fashion that would cause interference to any of the Building systems. If Tenant's Backup Generator or related pipes, conduits, equipment or facilities causes any such interference, Tenant will immediately take all steps necessary to correct and eliminate the interference. Landlord will cooperate with Tenant's efforts to correct or eliminate any interference with the Building systems, which cooperation would include using reasonable efforts (subject to reasonable aesthetic concerns customary for first class (Class A) office buildings in the market area in which the Building is located) to assist Tenant in relocating the Backup Generator if necessary; provided, however, that any such cooperation shall be at the sole but reasonable cost and expense of Landlord. If said interference cannot be eliminated within a reasonable length of time, not to exceed 24 hours, Tenant's rights under this Special Stipulation shall be suspended until the cause of such interference is eliminated.

(g) Tenant shall be required to obtain any governmental licenses or permits now or hereafter required for operation, use and maintenance of the Backup Generator. Following any sublease under this Lease, Tenant shall remain responsible for the Backup Generator and related pipes, conduits, equipment and facilities and all the obligations and duties imposed upon Tenant by this Special Stipulation.

(h) Upon expiration of the term of this Lease or any earlier termination of the Lease or Tenant's right of possession of the Premises, Tenant shall, at its own expense, remove the Backup Generator and all related conduits, cables and facilities installed on or in the Building, the parking facilities and other common areas in accordance with this Special Stipulation and repair any damage to the Generator Space and the Building, parking facilities and other common areas caused by such removal, normal wear and tear or damage from casualty excepted.

7. Rooftop Equipment.

(a) Subject to the terms and conditions of the Lease and the specific terms and conditions of this Special Stipulation, Tenant may, at its sole cost and expense, erect, maintain, install and operate solely for use in Tenant's business operations in the Premises (and not for use by third parties) during the Term, one (1) satellite communications and data transmission dish antenna (the "Satellite Dish") at a location on the roof of each Building as designated by Landlord and approved by Tenant (the "Rooftop Equipment Space"). Landlord shall not charge Tenant rent for the use of the Rooftop Equipment Space during the Term. Landlord shall not locate the Rooftop Equipment Space in a place which shall cause interference with the normal use and operation of any Satellite Dish; provided, however, that nothing in this Lease shall restrict Landlord's right to use portions of the roof of the Building or in the Corporate Center in any manner, including for the operation of facilities now or hereafter located on the roof of the Building or on the Corporate Center; and provided, further, that Landlord reserves the right (without obligation) to relocate the Satellite Dish, at Tenant's cost, to alternate locations, provided such space remains technologically sufficient, in Landlord's reasonable estimation, for Tenant's purposes. Tenant agrees to provide Tenant's "Dish Plans and Specifications" (herein so called) for Landlord's approval prior to installation of same (which plans and specifications shall comply strictly with all Governmental Requirements and all requirements for protecting and preserving Landlord's warranties relating to the Building, including the roof). The Satellite Dish shall be installed within the Rooftop Equipment Space in accordance with the Dish Plans and Specifications previously approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not materially change, alter, modify or amend the Dish Plans and Specifications for the Satellite Dish or installation thereof or otherwise alter the Satellite Dish or the installation and/or location of the Satellite Dish without the prior written consent of Landlord. Nothing contained in this Lease shall be deemed to grant to Tenant any independent right of access to any Rooftop Equipment Space. All access to the roof of a Building shall under all circumstances be made through and in conjunction with Landlord or its agents and shall be

subject to such reasonable controls and restrictions as Landlord may impose from time to time, provided that Landlord shall impose no fees or charges on such roof access.

(b) Landlord agrees that it will cooperate with Tenant in connection with installation of the Satellite Dish and the performance of any work required in connection therewith and submission of any plans and specifications with respect thereto or applications for permits necessary with respect thereto; provided, however, that Tenant shall promptly reimburse Landlord for all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with any of said activity (said costs and expenses being payable to Landlord as additional rent). Nothing contained herein shall relieve Tenant from its obligations to comply strictly with all requirements for protecting and preserving Landlord's warranties relating to the Building (including the roof). Tenant shall be responsible for any repairs to the roof of the Building necessitated by the installation or repair of the Satellite Dish. If necessary to preserve Landlord's roof warranty, any roof penetration shall be performed by such roofing contractor as is required to comply with any such roof warranty, at Tenant's expense. If the installation, repair, replacement or removal of the Satellite Dish or related conduit or other equipment or facilities voids one or more of Landlord's roof warranties, Tenant shall assume all responsibility and costs with regard to the roof of the Building that benefitted from such a warranty to the extent such costs would have been covered by such warranty had it not been voided.

(c) Provided Tenant has first obtained the prior written approval of Landlord and subject to such reasonable terms, conditions, directions, requirements and supervision as Landlord may impose or require, Tenant shall be entitled, in connection with the installation and use of the Satellite Dish, to run one (1) conduit (or its equivalent approved by Landlord) from the Rooftop Equipment Space on the Building to a portion of the Premises located in such Building, in order to connect Tenant's related equipment in the Premises to the Satellite Dish. Such conduit shall be installed in a location and in accordance with plans and specifications approved by Landlord. Tenant shall be required to pay the actual cost of any electricity, maintenance and operation costs required or incurred in connection with the Satellite Dish and said conduit and any related equipment and facilities. Any electricity required in connection with the Satellite Dish shall be governed by the terms and provisions of this Lease.

(d) Tenant shall at all times maintain the Satellite Dish and related facilities in good order and repair and Tenant shall be responsible for any and all costs and expenses incurred in connection with such repairs to the Satellite Dish and such related facilities, including the installed conduit running from the Rooftop Equipment Space to the Premises. Tenant's installation, repair, maintenance and operation of the Satellite Dish and all related facilities shall be subject to and performed in accordance with all terms and conditions of this Lease as well as all applicable Governmental Requirements in effect from time to time, and Tenant shall obtain all permits and approvals therefor prior to commencing the operation thereof and shall maintain such permits and approvals in good standing at all times thereafter.

(e) Notwithstanding anything herein contained to the contrary, Landlord shall be entitled to require that the Satellite Dish be screened from public view, at Tenant's reasonable expense. Furthermore, (i) the Satellite Dish will operate in a band approved in writing by Landlord and will be used for Tenant's operations in the Premises only and not for the benefit of any other person or entity whatsoever, and (ii) the Satellite Dish may not be used in any fashion which would cause any interference with a Building's or any other tenant's voice and data communications systems and electronic data processing operation or any other antenna, radio system, or microwave dish on, at, or adjacent to or near either of the Buildings. In the event Tenant's Satellite Dish and/or related conduit, equipment or facilities cause any such interference, Tenant shall discontinue the operation of the Satellite Dish within twenty-four (24) hours after receipt of written notice thereof until such time as such interference is eliminated, if ever. From and after the expiration of such twenty-four (24) hour period, Tenant shall have thirty (30) days in which to eliminate such interference. If Tenant does not or cannot eliminate the interference

within such thirty (30)-day period (plus such longer period as may be reasonably necessary to eliminate such interference, provided Tenant commences appropriate curative action during such 30-day period, diligently prosecutes such action to completion as promptly as reasonably possible, and does not operate the Satellite Dish until such cure is completely effected), Tenant shall discontinue all use of such Satellite Dish and all related equipment until such interference is eliminated, in Landlord's reasonable estimation. Absent the prior written approval of Landlord, which approval Landlord may grant or withhold for any reason or for no reason, Tenant's rights under this Special Stipulation (and the corresponding duties and obligations imposed upon Tenant in connection herewith) shall terminate upon any assignment of this Lease or sublease of all of the Premises. No subtenant of Tenant of a portion of the Premises permitted in accordance with the terms of this Lease shall be entitled to use any Satellite Dish without the prior written approval of Landlord. Following any assignment of or sublease under this Lease, Tenant shall remain entirely responsible for the Satellite Dish and related conduit, equipment and facilities and all the obligations and duties imposed upon Tenant by this Special Stipulation.

(f) Upon expiration of this Lease or any earlier termination of this Lease or Tenant's right to maintain the Satellite Dish in the Rooftop Equipment Space under this Special Stipulation, Tenant shall, at its sole expense, remove the Satellite Dish and all related conduits, cables and facilities installed on or in the Buildings in accordance with this Special Stipulation and repair any damage to the Rooftop Equipment Space and the Buildings caused thereby. If necessary to preserve Landlord's roof warranty, any removal of a Satellite Dish or related conduit or other equipment shall be performed by such roofing contractor as is required to comply with such roof warranty, at Tenant's expense.

8. ADA.

(a) Definitions. For purposes of this Lease, the following terms shall have the following meanings:

(i) "ADA Requirements" shall mean the requirements of Title III of the Americans with Disabilities Act of 1990 (the "Act") and all rules and regulations promulgated with respect thereto, as such Act and rules and regulations exist on the date of this Lease.

(ii) "Landlord's ADA Compliance Obligations" shall mean all required compliance with ADA Requirements with respect to access to the Building, all Building systems (including mechanical, electrical, plumbing, and elevator systems), all structural components of the Building, all common facilities, and any other portions of the Building or parking areas serving the Building not located within the Premises or the premises of any other tenants, other than such compliance made necessary by changes in use of or modifications to the Premises by Tenant.

(iii) "Tenant's ADA Compliance Obligations" shall mean, collectively, (a) all required compliance with ADA Requirements with respect to tenant improvements located in the Premises; plus (b) all required compliance with ADA Requirements with respect to any other portion of the Building, Building Systems or common facilities to the extent such compliance is made necessary solely by changes in use of or modifications to the Premises by Tenant.

(b) In connection with the completion of the Tenant's Work and thereafter, so long as this Lease continues in effect, Landlord will comply with Landlord's ADA Compliance Obligations and Tenant will comply with Tenant's ADA Compliance Obligations. The costs of Landlord's ADA compliance may be included in Operating Expenses to the extent otherwise permitted by the terms of this Lease.

9. Letter of Credit.

(a) As support for the performance of Tenant's financial obligations under this Lease, Tenant has delivered to Landlord an irrevocable, unconditional, standby letter of credit issued by _________ ("Issuer"), in favor of Landlord, in the amount of Forty-Two Thousand Five Hundred and No/100 Dollars ($42,500.00) (a "Letter of Credit"). Tenant shall reasonably and in good faith use commercially reasonable efforts to cooperate, at Tenant's cost and expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the intent, terms and conditions of this Special Stipulation.

(b) Unless the Letter of Credit automatically renews, the Letter of Credit shall be replaced annually with a new letter of credit issued by the Issuer (or replacement Issuer reasonably acceptable to Landlord having offices in either Atlanta, Georgia, Los Angeles, California, Philadelphia, Pennsylvania or New York, New York) obtained by Tenant at Tenant's sole cost and delivered to Landlord by Tenant on or before the date that is thirty (30) days prior to the date on which the then-current Letter of Credit expires, with each such replacement letter of credit (a "Renewal Letter of Credit"; each "Renewal Letter of Credit" shall also be deemed a "Letter of Credit" for purposes of this Special Stipulation) to be effective for an additional period commencing immediately upon the expiration of the Letter of Credit which it is replacing and expiring not earlier than the day immediately preceding the first anniversary of the effective date of such Renewal Letter of Credit. Except for the term thereof, each Renewal Letter of Credit shall be in materially the same form and content to the original Letter of Credit, unless Landlord otherwise approves of a change in its sole and absolute discretion. Notwithstanding anything in this Special Stipulation to the contrary, if Tenant fails to deliver any Renewal Letter of Credit to Landlord on or before the thirtieth (30th) day prior to the expiration date of the then current Letter of Credit, then an Event of Default shall be deemed to have occurred with respect to Tenant under this Lease without the necessity of affording Tenant any notice or right to cure (notwithstanding anything in this Lease to the contrary).

(c) Following an Event of Default by or with respect to Tenant under this Lease, Landlord shall be entitled to draw upon the Letter of Credit on one or more occasions without notice to Tenant, and otherwise to exercise any one or more of its rights and remedies under this Lease, or otherwise available at law or in equity as a result of such Event of Default. The proceeds of any such draw shall be the sole and exclusive property of Landlord, and Tenant shall not have any rights or interest therein or claims thereto. Landlord shall be entitled to use, apply and retain the proceeds of such draw or draws on a Letter of Credit for the payment of any one or more of the following: (i) any minimum rent or additional rent or other sums of money that Tenant may not have paid when due, (ii) reimbursement to Landlord of any sum expended or advanced by Landlord to Tenant or on Tenant's behalf in accordance with the provisions of this Lease, and (iii) reimbursement to Landlord of any sum which Landlord may expend or be required to expend by reason of any default under the terms of this Lease beyond any applicable grace or cure periods. The use, application or retention of the proceeds of such draw or draws on the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from making any further draws upon the Letter of Credit or from exercising any other right or remedy available to Landlord under this Lease or applicable law and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

(d) Tenant waives any right to require that Landlord pursue any other security deposit or any commitment deposit or credit on any books of Landlord in favor of Tenant or any other person, or that Landlord pursue any other remedy or remedies, prior to or after Landlord's pursuing any draw upon the Letter of Credit. Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to enforce its rights, powers and remedies hereunder or under any other instrument now or hereafter evidencing, securing or otherwise relating to the transactions contemplated by this Lease, or with respect to the Letter of Credit, in any order and on one or more occasions, all as Landlord shall determine, in its

sole and absolute discretion. All rights, powers and remedies available to Landlord in such event shall be non-exclusive and cumulative of all other rights, powers and remedies available to Landlord, and no exercise by Landlord of any such rights, powers or remedies shall constitute an election of remedies by Landlord or shall preclude the subsequent exercise by Landlord of any of the other rights, powers and remedies available to Landlord.

(e) If Landlord makes any draw upon the Letter or Credit, Tenant shall restore the Letter of Credit to the original amount thereof within fifteen (15) business days after Tenant receives written notice of such draw. Any failure by Tenant to do so by such deadline shall constitute an Event of Default by Tenant under this Lease, without the necessity of any further notice from Landlord and without any further grace or cure rights (notwithstanding anything in this Lease to the contrary).

(f) Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign its rights with respect to the Letter of Credit on one or more occasions, at Landlord's reasonable cost and expense. Upon written acknowledgment of such transferee's or mortgagee's acceptance of such rights and assumption of Landlord's obligations with respect to the Letter of Credit, Tenant shall look solely to such transferee or mortgagee with respect to the Letter of Credit, and, unless drawn on by Landlord, Landlord shall thereupon be released by Tenant from all liability and obligation with respect to the Letter of Credit, or the proceeds thereof. Landlord shall be responsible for all transfer fees charged by the Issuer in connection with any transfer of a Letter of Credit to a successor Landlord under this Lease or a mortgagee.

(g) If the Issuer of any Letter of Credit held by Landlord is insolvent or placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for such Issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Special Stipulation, and, within thirty (30) days thereof, Tenant shall replace such Letter of Credit with a Renewal Letter of Credit that complies in all respects with the requirements of this Special Stipulation (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid thirty (30) day period). Any failure or refusal of the Issuer to honor the Letter of Credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Letter of Credit or otherwise under this Lease.

Within thirty (30) days following the later of (i) the expiration or earlier termination of this Lease (other than as a result of an Event of Default that has not otherwise been remedied) and (ii) the date that all monetary obligations between Landlord and Tenant have been reconciled (both parties working in good faith to reconcile same), and provided no sums are then payable to Landlord, Landlord shall deliver to Tenant the Letter of Credit.

Notwithstanding the foregoing to the contrary and at Tenant's sole discretion, at any time during the Lease, Tenant shall have the option of replacing the Letter of Credit with a cash deposit to be held by Landlord (the "Security Deposit"). Landlord may hold the Security Deposit in an interest bearing account at the state or federally chartered bank of its choice and shall have no obligation to segregate the Security Deposit from any other funds of Landlord, and interest earned on the Security Deposit, if any, shall belong to Landlord. Tenant shall, within ten (10) days following Landlord's demand restore any portion of the Security Deposit which may be applied by Landlord to the cure of any Event of Default by Tenant hereunder. To the extent that Landlord has not applied the Security Deposit on account of a failure of Tenant to comply with its obligations under this Lease, the Security Deposit shall be returned (without interest) to Tenant within thirty (30) after the expiration of this Lease and the full performance of Tenant

hereunder (including, without limitation, any payment due by Tenant as a result of a reconciliation of Tenant's additional rent obligations). Until returned to Tenant after the expiration of the Lease and the full performance of Tenant hereunder, the Security Deposit shall remain the property of Landlord. Tenant confirms that Landlord shall have the right of set-off against the Security Deposit to secure all of Tenant's obligations to Landlord under this Lease (including all amounts due under Section 3.5 above) following an Event of Default by Tenant. In the event of a voluntary or involuntary Chapter 11 or 7 Bankruptcy filing by or against Tenant, Tenant agrees that the Security Deposit shall be used first to satisfy any pre-petition obligations of Tenant and any lease-rejection damages claim of Landlord, and thereafter, any remaining Security Deposit shall be used to satisfy any post- petition obligations of Tenant.

EXHIBIT "C"

CONFIRMATION OF LEASE TERM

This Agreement, made this ____ day of ______________, 201_, between **INOP ACQUISITIONS, LLC**, a Delaware limited liability company (hereinafter referred to as "Landlord") and **BIRCH COMMUNICATIONS, LLC**, a Georgia limited liability company (hereinafter referred to as "Tenant");

WITNESSETH THAT:

WHEREAS, Landlord and Tenant entered into an office lease agreement dated ______________, 20__ (the "Lease") for Suite _____ (the "Premises") in the building known as Pennant View One located at 210 Interstate North Parkway, Atlanta, Georgia; and

WHEREAS, Landlord and Tenant agreed to execute this Agreement to confirm the actual Commencement Date and expiration of the Lease term, and for other purposes;

NOW, THEREFORE, pursuant to the provisions of Section 2.3 of the Lease, Landlord and Tenant mutually agree as follows:

1. The Commencement Date is ___________, 201_, and the expiration date is ___________, 20__.

2. The number of rentable square feet of the Premises is ______________.

3. Tenant is in possession of, and has accepted, the Premises demised by the Lease, and acknowledges that all the work to be performed by Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed. Tenant further certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or setoffs against the enforcement of the Lease by Landlord.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above stated.

LANDLORD:

INOP ACQUISITIONS, LLC,
a Delaware limited liability company

By:_______________________________
Name:_____________________________
Title:______________________________

TENANT:

BIRCH COMMUNICATIONS, LLC, a Georgia limited liability company

By:_______________________________
Name:_____________________________
Title:______________________________

EXHIBIT "D"

JANITORIAL SERVICES

Daily Cleaning and Maintenance:

1. At least twice daily, check main Building entrance lobby and all elevator cabs for cleanliness.

2. At least twice daily, check ladies' restrooms and lavatories. Fill soap, tissue, paper towel and sanitary supplies dispensers, and remove trash as necessary.

3. At least twice daily, check men's lavatories. Fill soap, tissue and paper towel dispensers, and remove trash as necessary.

4. Keep all stairwells clean; wash stairs as necessary.

5. Properly maintain appearance of Building exterior at ground level, including Building entrance areas and parking lots and exterior patios.

Office Areas - Daily:

1. Sweep all hard flooring.

2. Vacuum all carpeting and rugs, moving light furniture and office equipment.

3. Empty and wipe clean all wastebaskets, ashtrays, etc.

4. Dust and wipe clean all furniture, equipment, fixtures and window sills.

5. Clean all glass furniture, equipment, fixtures and window sills.

6. Clean all glass furniture tops as necessary.

7. Dust baseboards, moldings and trim.

Lavatories - Daily:

1. Sweep and wash all flooring.

2. Wash and polish mirrors, shelves and bright work.

3. Wash and disinfect all basins, bowls, urinals and both sides of toilet seats.

4. Dust and wipe clean all partitions, tile walls and dispensers.

Office Areas - Periodic (at least every three months):

1. Dust all pictures, wall hangings, and etc. not reached in the night cleaning.

2. Dust all Venetian blinds, ventilating louvers, grills, lighting fixtures, partitions and other surfaces not reached in daily cleaning. Replace blinds and/or Building standard drapes as necessary.

3. Remove fingerprints and other marks from all elevators, stairways, and office doors.

4. Wash all non-carpeted areas as applicable.

5. Spot-clean carpeting.

Window and Glass Cleaning:

1. Wash entrance doors, lobby glass and glass in directory daily.

2. At least once every six months, wash inside and outside of office area windows.

3. Clean all interior glass and normal amount of partition glass at least every three months.

EXHIBIT "E"

RULES AND REGULATIONS

1. The sidewalks, and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, and the streets, alleys or ways surrounding or in the vicinity of the Building shall not be obstructed, even temporarily, or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings, tinted coating, film or screens shall be attached to or hung in, or used in connection with, any window, glass surface or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord.

3. Except as otherwise indicated so herein under Paragraph 2 of Exhibit B, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls or windows or other glass surfaces (including without limitation glass storefronts). Signs on entrance door or doors shall conform to building standard signs, samples of which are on display in Landlord's rental office. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors, or vestibules without the prior written consent of Landlord. Such consent shall not be unreasonably withheld with respect to full floors occupied by Tenant.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

7. Tenant shall not in any way deface any part of the Premises or the Building. If Tenant desires to use linoleum or other similar floor covering, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water; the use of cement or other similar adhesive materials, which are not water soluble, are expressly prohibited.

8. No birds or animals of any kind shall be brought into the Building. This does not include "service animals" (as such term is defined in the Americans with Disabilities Act of 1990) accompanying disabled persons. Service animals must be harnessed, leashed, or tethered, unless these devices interfere with the service animal's work or the individual's disability prevents using these devices. In that case, the individual must maintain control of the animal through voice, signal, or other effective controls. Handlers may walk service animals in designated areas of the Corporate Center. No bicycles, motorcycles or other motorized vehicles shall be brought into the Building (except that bicycles may be transported on the freight elevator). No cooking shall be done or permitted by Tenant on the Premises except in conformity

to law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be primarily used by Tenant's employees for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the Building shall be used for manufacturing, distribution, or for the storage of merchandise or for the sale of merchandise, goods, or property of any kind at auction.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways. Tenant shall not cause or permit any unseemly or disturbing activity or conduct to be visible through any window, opening, doorway, glass storefront or other glass surface or any other means of visibility that disturbs or interferes with (i) tenants or other occupants of the building or their licensees or invitees or (ii) neighboring buildings or premises or those having business with them, including without limitation, receptions, parties, recreation and other activities of a social nature not directly related to Tenant's use of the Premises.

11. Neither Tenant, nor any of Tenant's servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids or solvents required in the normal operation of Tenant's business offices.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. Tenant shall not overload any floor. Tenant shall obtain Landlord's consent before bringing any safes, freight, furniture, or bulky articles into the Building and Landlord can specify to Tenant the location for the placement of such articles. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or as a barber or manicure shop, or as a public employment bureau or agency, or for a public finance (personal loan) business, or for the possession, storage, manufacture or sale of liquor, narcotics, illegal substances, tobacco in any form, pornographic magazines; provided, however, nothing in this sentence shall be deemed to prohibit Tenant or its employees or business invitees from personal use of tobacco. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on said premises, nor advertise for laborers giving an address at the Building. Tenant shall not keep or utilize any juke box, billiard or pool table or other recreational device at or in the Premises unless consented to by Landlord whose consent shall not be unreasonably withheld, conditioned or delayed.

15. Tenant agrees to employ such janitorial contractor as Landlord may from time to time designate, for any waxing, polishing, and other maintenance work of the Premises and of the Tenant's

furniture, fixtures and equipment. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose without Landlord's prior written consent. Such consent shall not be unreasonably withheld.

16. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and after 2:00 p.m. on Saturdays all persons who do not sign in and out on a register in the lobby of the Building, showing the name of the person, the Premises visited and the time of arrival and departure. All such persons entering or leaving the Building during such times may be expected to be questioned by the Building security personnel as to their business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

18. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose or for any other activity not appropriate, in Landlord's sole discretion, to an office building of the quality and stature of the Building.

19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20. Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

21. There shall not be used in any space, or in the public halls of any building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks shall be used in passenger elevators.

22. Tenant, in order to obtain maximum effectiveness of the cooling system, shall lower and/or close the blinds or drapes when sun's rays fall directly on windows of Premises. Tenant shall not remove the standard blinds installed in the Premises.

23. All paneling, rounds or other wood products not considered furniture shall be of fire retardant materials. Before installation of any such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord or its agents, in a manner satisfactory to Landlord.

24. Tenant shall not install any vending machines in the Building or Premises without Landlord's consent. Such consent shall not be unreasonably withheld, conditioned or delayed.

25. All articles and the arrangement style, color and general appearance thereof, in the interior of the Premises that will be visible from the exterior thereof, including, without limitation, window displays, advertising matter, signs, merchandise, furniture, and store fixtures, shall be subject to Landlord's reasonable approval, and, in any case, shall be maintained in keeping with the character and standards of the Building.

26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the Tenants of the Building. Notwithstanding the foregoing to the contrary, Tenant shall be obligated to comply with only those Rules and Regulations that Landlord enforces against all tenants on a non-discriminatory basis.

27. Tenant shall abide by no-smoking restrictions in all areas within the Building, other than Tenant spaces, designated or posted by Landlord as no-smoking areas.

28. Neither Tenant nor its employees, guests and invitees are permitted to bring any firearms or any other item classified as a dangerous weapon onto the Corporate Center. There shall be no exceptions to this prohibition.

29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of the main text (including Special Stipulations) of the Lease, which text shall control in the instance of conflict.

30. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety, care and cleanliness of the Building, and for the preservation of good order therein as long as such modifications or additions do not materially add to Tenant's obligations hereunder nor diminish Tenant's rights hereunder. Such other Rules and Regulations shall be effective upon written notification of Tenant.

EXHIBIT "F"

TENANT IMPROVEMENT AGREEMENT

In consideration of the mutual covenants and agreements contained in the within and foregoing Office Lease (the "Lease") between Landlord and Tenant, and in this **Exhibit "F,"** Landlord and Tenant do hereby expressly agree as follows:

ARTICLE 1
ACCEPTANCE OF PREMISES

Section 1. Acceptance of Premises.

A. Subject to the Landlord being responsible for delivering all Building systems, including all HVAC equipment in the Premises, in good and working order, the Premises are delivered to the Tenant "AS IS, WHERE IS, WITH ALL FAULTS" and without any warranty or representation (express or implied) whatsoever and Landlord shall have no obligation to construct any improvements thereto or to provide any allowances therefor, except as otherwise expressly provided in this **Exhibit "F"**.

B. The term "Tenant Improvements" shall mean (i) all improvements constructed or installed in or on the Premises by Tenant in accordance with the Tenant Improvement Construction Documents, as hereinafter defined, (ii) data wiring and cabling, (iii) Tenant's generator and associated wiring and conduits, and (iv) access control systems and security cameras.

C. Landlord shall contribute up to Zero and 15/100 Dollars ($0.15) per rentable square foot of the Premises toward costs of an initial concept space plan and one (1) revision to be prepared by the Tenant's Architect (the "Space Planning Allowance"). Any such costs for space planning in excess of such amount shall be paid by Tenant or advanced by Landlord from the Tenant Improvement Allowance. Landlord shall provide Tenant CADD files of the Premises.

ARTICLE 2.
DESIGN OF THE PREMISES

Section 2.01. Drawings and Specifications.

The term "Drawings and Specifications" shall mean the working drawings, specifications, and finish schedules for the Tenant Improvements which shall be prepared by Tenant's Architect and approved by Landlord in accordance with the following procedure:

(a) As soon as reasonably possible after execution of the Lease, but in no event later than ten (10) days thereafter, Tenant shall select an architect from Landlord's approved list (which shall include Warren Epstein & Associates and Facilitec) to prepare final working drawings and specifications necessary to commence construction of the Tenant Improvements (hereinafter "Tenant's Architect").

(b) Tenant agrees to commence working with Tenant's Architect promptly and further agrees that such work shall be performed in accordance with professional standards for design and construction criteria.

(c) As soon as reasonably possible, but no more than thirty (30) days after making its election under subsection (a) above, Tenant shall deliver to Landlord Tenant's proposed final working drawings and specifications for the Tenant Improvements. Landlord shall promptly review and resubmit the same to Tenant, either with Landlord's approval, or with Landlord's approval subject to comments, or with Landlord's disapproval. If Tenant's request includes all of the information described in the immediately preceding sentence and Landlord fails to respond or request additional information from Tenant within ten (10) business days after receipt of Tenant's proper request for approval, then Tenant shall submit an additional request to Landlord, setting forth the same information and further notifying Landlord on such request, on a covering letter in all capital letters and bold-face type, that Landlord's failure to respond or request additional information from Tenant within an additional three (3) business days shall be deemed an approval of such drawings and specifications. Tenant shall resubmit any such drawings and specifications which are returned by Landlord without complete approval as promptly as possible, and such resubmitted drawings and specifications shall contain the information or changes required by Landlord. Within ten (10) days after receiving such information or other changes, Landlord shall so notify Tenant in writing if such drawings and specifications are acceptable and, in such event, the same shall constitute the "Drawings and Specifications" for purposes of this Tenant Improvement Agreement.

(d) Without limiting the other requirements of this **Exhibit "F."** Tenant's design of the Premises must comply with the density limits set forth in **Exhibit "I"** to this Lease.

Section 2.02. Disclaimer.

Any approval by Landlord or consent by Landlord to any plans, drawings, specifications or other items to be submitted to and/or reviewed by Landlord or Landlord's architect pursuant to this Lease (whether or not such plans, drawings, specifications or other items relate to work to be performed by Landlord, the Tenant's contractor or Tenant) shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord or Landlord's architect thereto. Such approval or consent shall not constitute the assumption of any responsibility by Landlord or Landlord's architect for the accuracy, sufficiency or feasibility of any plans, drawings, specifications or other such items, or the suitability or fitness of any matter described in such plans, drawings, specifications or other items for any particular use or purpose. Any approvals by Landlord shall not imply any acknowledgment, representation or warranty that the design is safe, feasible, structurally sound or will comply with any legal or Governmental Requirements.

ARTICLE 3.
CONSTRUCTION OF TENANT IMPROVEMENTS

Section 3.01. Selection of Contractor and Pricing of Tenant Improvements.

A. Within five (5) business days after final approval of the Drawings and Specifications as set forth above, Tenant shall submit the Drawing and Specifications to bid to at least three (3), but not more than five (5) general contractors from Landlord's and Tenant's mutually approved list.

B. Tenant shall be responsible for preparing bid instructions to the prospective contractors and for receiving, qualifying and determining the responsiveness of all bids. However, Landlord may elect to review Tenant's preparation of same.

C. All bids from such potential contractors shall be required to be submitted on or before fifteen (15) business days after such potential contractors' receipt from Tenant of the Drawings and

Specifications. Within five (5) business days after receipt of all qualified bids, Tenant shall select a general contractor for the construction of the Tenant Improvements from such bids (the "Contractor").

D. Should Tenant desire to seek adjustments of such bids, Tenant shall work promptly with Tenant's Architect and Contractor to alter the Drawings and Specifications to cause the price quotation to be acceptable to Tenant and to establish the cost of the Tenant Improvements. The aggregate cost for the Tenant Improvements, once approved by Tenant, together with the construction management fee referenced below shall hereinafter be referred to as the "Tenant Improvement Costs." Upon determination of the Tenant Improvement Costs and the written approval of the final permitted Drawings and Specifications by Landlord (which final permitted Drawings and Specifications shall hereinafter be referred to as the "Tenant Improvement Construction Documents"), Landlord shall have given final approval of the same, and Tenant shall be authorized to proceed with contracting with Contractor for the construction and installation of the Tenant Improvements in accordance with the Tenant Improvement Construction Documents.

Section 3.02. Code Compliance.

A. Tenant shall have sole responsibility for preparation of the Tenant Improvement Construction Documents that are in compliance with all applicable Governmental Requirements relating to construction and the intended use of the Premises. After Landlord's approval of the Tenant Improvement Construction Documents, Tenant or its contractor shall submit same to all governmental authorities having or exercising jurisdiction over the work described in the Tenant Improvement Construction Documents for purposes of obtaining all necessary approvals thereto, including, but not limited to building permits. Any changes which are required to be made to the Tenant Improvement Construction Documents by any such governmental authority shall be subject to Landlord's approval which shall not be unreasonably withheld. Tenant shall bear all expenses in connection with such submittal to governmental authorities and obtaining such permits.

B. If Tenant is unable obtain a building permit or occupancy permit from applicable governmental agencies due to the Common Areas (other than restrooms) not being in compliance with the governing ordinances and codes, then Landlord shall, within fifteen (15) days of notice thereof from Tenant, commence with correction of any such deficiencies, at Landlord's sole cost and expense.

Section 3.03. Changes in Tenant Improvement Construction Documents.

If at any time after the Tenant Improvement Costs are determined Tenant desires to make changes in the Tenant Improvement Construction Documents, Tenant shall submit to Landlord for approval working drawings and specifications for any and all such desired changes. The process of finalizing and approving such drawings and specifications shall be in the same manner as set forth in Article 2 above. Once any and all changes and modifications have been approved, all references in this Agreement to "Tenant Improvement Construction Documents" shall be to the Tenant Improvement Construction Documents adopted pursuant to the procedures of Article 2 above, as changed and modified pursuant to this Section 3.03, and all references to "Tenant Improvement Costs" shall be deemed to include the aggregate cost for the changes as determined in this Section. Once the changes and the costs therefor have been approved, Landlord shall be deemed to have given Tenant authorization to proceed, through Tenant's Contractor, with the work of constructing and installing the Tenant Improvements in accordance with the Tenant Improvement Construction Documents, as changed and modified.

Section 3.04. Construction of Tenant Improvements.

A. Tenant shall enter into a construction contract with Tenant's Contractor to construct the Tenant Improvements, which construction contract shall be subject to Landlord's approval, not to be unreasonably withheld, conditioned or delayed. The construction contract shall not be modified, amended or supplemented without Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed.

B. All Tenant Improvements shall be constructed and installed by Tenant's Contractor; provided, however, that all subcontractors shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld. Notwithstanding anything in this Work Agreement to the contrary, Landlord shall have the right to require Tenant to use the MEP contractor(s) designated by Landlord to perform all mechanical, electrical and plumbing work and any work involving roof penetrations.

C. Tenant shall construct the Tenant Improvements, at its sole cost and expense (subject to payment of Tenant Improvement Allowance as hereinafter provided), in accordance with the Tenant Improvement Construction Documents (and any changes thereto approved by Landlord) and in accordance with the following requirements:

1. All Tenant Improvements shall be constructed and installed in a good, first-class and workmanlike manner, using only new, first-class materials and in compliance with all applicable Governmental Requirements and Landlord's insurance underwriters and otherwise in accordance with the Tenant Improvement Construction Documents. Tenant, and not Landlord, shall be responsible for assuring that each and every aspect of the Tenant Improvement Construction Documents comply and conform with all Governmental Requirements.

2. In connection with the construction of the Tenant Improvements, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from any authorities having jurisdiction; and Tenant shall obtain a certificate of occupancy or such other document issued by the appropriate governing body permitting the legal occupancy of the Premises and any and all other approvals required for Tenant to use and occupy the Premises and to open for business to the public. Copies of all permits, certificates and approvals shall be forwarded to Landlord promptly after receipt by Tenant. Tenant shall be responsible for conformance with all codes and ordinances of authorities having jurisdiction over the Tenant Improvements.

3. Tenant and the Tenant's Contractor shall be required to provide, in addition to the insurance required of Tenant pursuant to this Lease, the following types of insurance:

    (1) Liability Insurance. At all times during the period of construction of the Tenant Improvements until completion and final acceptance thereof, the Tenant's Contractor shall maintain in effect comprehensive general liability insurance covering all activities in or about the Premises in amounts not less than $1,000,000 per occurrence for bodily injury and for property damage, together with umbrella liability coverage in an amount not less than $5,000,000. Such liability insurance shall be on a comprehensive basis including:

        (a) Premises - Operations (including X-C-U);

        (b) Independent contractors' protection;

(c) Products and completed operations (which must be maintained for two (2) years commencing with the issuance of the final certificate of payment);

(d) Contractual liability;

(e) Owned, non-owned and hired motor vehicles; and

(f) Broad form coverage for property damage.

Should the Tenant's Contractor engage a subcontractor, the same requirement will apply under this agreement to each subcontract, consistent with the Tenant's Contractor's prudent business practice.

(2) Workers' Compensation. At all times during the period of construction of Tenant's Work, Tenant's contractors and subcontractors shall maintain in effect statutory Workers' Compensation as required by the State of Georgia or local county or municipality having jurisdiction.

All insurance policies procured and maintained pursuant to this Section 3.03 shall name Landlord and any lender of Landlord as additional insureds, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancellable except after thirty (30) days [ten (10) days in the case of cancellation for non-payment of premiums written notice to Landlord. Such duly executed certificates of insurance with respect thereto shall be delivered to Landlord before the commencement of the Tenant Improvements, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

4. Tenant and Landlord shall coordinate the Tenant Improvements and other work being performed by Landlord in the Building, one with another, and with work being performed by other tenants in the Building, so that the Tenant Improvement work will not interfere with or delay the completion of any other construction work in the Building. Tenant shall conduct its work in such a manner as to maintain harmonious labor relations, and the Tenant's Contractor and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be possible that the progress of work or other work in the Building will not be stopped due to interruption on account of strikes, work stoppage or similar causes for delay.

5. No item that would exceed the load bearing capacity of the Building shall be mounted or hung from the interior of the Building in which the Premises is located by Tenant without Landlord's prior written approval. If Tenant desires to mount or hang anything of this nature, Tenant shall notify Landlord of the loads involved and shall pay all costs involved to modify the structure, if required, following Landlord's review and approval thereof.

6. The waterlines for all machines and other devices in the Premises shall have flow restrictors and automatic shut-offs installed.

7. During the prosecution of the Tenant Improvements, Tenant shall permit Landlord and Landlord's employees, agents or contractors to install, maintain, repair and replace in the ceiling space and/or under the concrete slab, adjacent to or within demising partitions and

free-standing columns, electrical, water or other lines and/or ducts that may be required to service the common areas or other tenants of the Building as long as such work does not interfere with or impact the timely completion of Tenant's work.

8. It shall be Tenant's responsibility to cause each of Tenant's contractors or subcontractors to (i) maintain continuous protection of any premises and common and common areas adjacent to the Premises in such manner (including the use of lights, guard rails and barricades and dustproof partitions where required) as to prevent any injury to persons or damage to the Building or any improvements therein or systems thereof by reason of the performance of Tenant's work and (ii) secure all parts of Tenant's work against accidents, storms and all other hazards.

9. Contractors and/or subcontractors participating in the Tenant Improvements shall be required to remove and dispose of, at no cost and expense to Landlord, all debris and rubbish caused by or resulting from Tenant's work and, upon completion, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Premises or in proximity thereto which was brought in or created in the performance of the Tenant Improvements. If at any time Tenant, its contractors and/or subcontractors shall neglect, refuse or fail to remove any debris, rubbish, surplus materials or temporary structures, Landlord, after notice to Tenant and Tenant's failure to cure within ten (10) days after receiving such notice, at its option may remove the same at Tenant's expense, without further notice to Tenant. Tenant shall pay for all costs of such trash removal.

10. Tenant and its contractors and subcontractors shall use only the Premises and other portions of the Building reasonably necessary for the completion of the Tenant Improvements. Entry into areas unrelated to the completion of the Tenant Improvements is prohibited unless the freight elevator is inoperable, in which case use of the passenger elevator is authorized after notice (which may be oral or by email) to Landlord, provided the elevator finishes are protected by Building Standard elevator padding. Use of passenger elevators by construction personnel is prohibited. If Tenant's work voids any of Landlord's warranties, Tenant shall assume all responsibility and costs with regard thereto to the extent such costs would have been covered by such warranty had it not been voided.

11. Tenant's Contractor shall guarantee that the work done by it and its subcontractors will be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. This guarantee as to materials and workmanship with respect to the Tenant Improvements shall be contained in the contract which shall provide that said guarantee shall inure to the benefit of both Landlord and Tenant and shall be directly enforceable by either of them. Tenant covenants to give to Landlord any assignment or other assurance necessary to effect such right of direct enforcement.

12. Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect of the finished product designed and/or constructed by Tenant. Any deficiency in design or construction, although same had prior approval of Landlord, shall be solely the responsibility of Tenant. All material and equipment furnished by Tenant shall be new or like-new and all work shall be done in a workmanlike manner.

13. Tenant's access to the Premises for the purpose of completing the Tenant Improvements shall at all times be subject to the reasonable control and reasonable restrictions of Landlord and to all of the terms, covenants, provisions and conditions of this Lease, except for the payment of rent or additional rent prior to the Commencement Date. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the Tenant Improvements or other installations prior to the Commencement Date, the same being solely at Tenant's risk.

14. All acts of any Tenant's Contractor, subcontractor or supplier are the responsibility of Tenant, and any damage of any nature caused by Tenant or its contractors, subcontractors or suppliers will be governed by Tenant's indemnity clause in this Lease. Tenant's entry into the Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease except the payment of minimum monthly rent and additional rent.

15. Tenant shall cause Tenant's Contractor to file a Notice of Commencement that complies with O.C.G.A. § 44-14-361.5 and otherwise satisfactory to Landlord prior to the commencement of Tenant's Work.

D. Tenant is not authorized to contract for or on behalf of Landlord for work on or the furnishing of materials to the Premises or any other part of the Building. Tenant shall discharge of record by bond or otherwise within fifteen (15) days following the filing thereof any mechanic's, materialman's, or similar lien filed against the Premises or the Building for work or materials claimed to have been furnished to or for the benefit of Tenant and/or the Premises (or such earlier deadline as may be required to avoid a delay in closing a Landlord capital transaction). If Tenant shall fail to cause such lien or claim of lien to be so discharged or bonded within such period, in addition to any other right or remedy it may have, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by procuring the discharge of such lien or claim by deposit in court or bonding, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien or claim by the lienor or claimant and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs, and allowances. Tenant shall pay as additional rental on demand from time to time any sum or sums so paid by Landlord and all costs and expenses incurred by Landlord, including, but not limited to, attorneys' fees in processing such discharge or in defending any such action. Without limiting the foregoing, Landlord shall also have the right, at its option, to offset any amount so owed by Tenant to Landlord against undisbursed portions of the Tenant Improvement Allowance. Further, Tenant agrees to indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or death to any person or damage to any property whatsoever arising from any work or thing whatsoever done by or benefitting Tenant in or about the Premises or from any breach or Event of Default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease.

E. Landlord shall not have any responsibility whatsoever for any defects (latent or otherwise) in the Tenant Improvements.

Section 3.05. Completion of Premises

A. Tenant, at Tenant's sole cost and expense, shall complete the Tenant Improvements in all respects in accordance with the Tenant Improvement Construction Documents. The Tenant Improvements shall be deemed completed after Tenant shall have delivered to Landlord (and Tenant hereby covenants that it will deliver to Landlord within forty-five (45) days after the Commencement Date) all of the following items:

1. Evidence satisfactory to Landlord that all of the Tenant Improvements have been completed and paid for in full, that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived, and that no security interests relating thereto are outstanding.

2. A certificate of occupancy for the Premises issued by the appropriate governing body permitting the legal occupancy of the Premises.

3. Two (2) sets of electronic reproducible "as built" drawings of the Premises.

4. A certificate from Tenant's Architect or any other person or persons suitable to Landlord certifying that all work performed in the Premises is in accordance with the Tenant Improvement Construction Documents, this Lease and all Governmental Requirements.

5. Verification that sprinkler installation is in accordance with the requirements of the State of Georgia, local agencies and Landlord's insurance underwriter.

6. A final affidavit and lien waiver in form satisfactory to Landlord executed by the Contractor.

ARTICLE 4.
PAYMENT OF COSTS

<u>Section 4.01</u>. <u>Tenant Improvement Allowance for Tenant Improvement Costs</u>

A. Landlord shall pay the Tenant Improvement Costs up to, but not in excess of, the Tenant Improvement Allowance specified in subsection n. of the Summary of Basic Lease Information, plus the Supplemental Tenant Improvement Allowance, if any (the Tenant Improvement Allowance, together with the Supplemental Tenant Improvement Allowance, being referred to herein collectively as the "<u>Tenant Improvement Cap</u>"). The Tenant Improvement Allowance is applicable only to the design, construction and installation of the Tenant Improvements including access control systems and security cameras, data and cabling costs, architectural and engineering fees and any other fees that may be incurred in the construction of the Premises. Once the full amount of the Tenant Improvement Allowance has been advanced by Landlord, Landlord shall have no further obligation to fund any further amount to or on behalf of Tenant respecting the Tenant Improvements or any other improvements to the Premises, except pursuant to Section 4.01.D. below. Notwithstanding anything to the contrary in this Section 4.01, any portion of the Tenant Improvement Allowance or Supplemental Tenant Improvement Allowance not requisitioned in writing to Landlord within six (6) months after the Commencement Date, for payment toward the actual accrued costs of the Tenant Improvements (or other purposes pursuant to this Section 4.01) shall be retained by Landlord, and Tenant shall have no further rights thereto.

B. Landlord agrees to disburse portions of the Tenant Improvement Allowance to Tenant within thirty (30) days after application by Tenant from time to time, subject to and in accordance with the terms and conditions of this Section 4.01. Landlord shall be entitled to withhold a ten percent (10%) retainage until Tenant has complied with the requirements of Section 3 above. With each request for payment of a portion of the Tenant Improvement Allowance, Tenant shall submit (i) a true and correct copy of the application for payment by the Contractor for the Tenant Improvements completed to date, including contractor's affidavits and sworn statements evidencing the cost of the Tenant Improvements performed to date with supporting documentation; (ii) partial or final lien waivers with respect to work performed or materials supplied to date in a form approved by Landlord (which approval shall not be

unreasonably withheld or delayed); (iii) certification from Tenant and Tenant's Architect to Landlord that the amounts set forth in all contractors' sworn statements are owed to the Contractor for work performed to date and that the Tenant Improvements related thereto has been completed and installed in accordance with the Tenant Improvement Construction Documents; (iv) evidence satisfactory to Landlord that no filings pursuant to O.C.G.A. § 44-14-361, et seq have been filed and remain in effect against the Building with respect to the Tenant Improvements; (v) if required by Landlord, delivery of an endorsement to the title insurance policy of Landlord, at Landlord's cost, acknowledging no additional title change or exception objectionable to Landlord attributable to the Tenant Improvements; (vi) delivery of evidence reasonably satisfactory to Landlord that all of the work or materials for which disbursement has been requested have been installed in the Premises as required by the applicable contract documents and that the same are free and clear of all liens, title retention agreements and security interests whatsoever; (vii) delivery of evidence reasonably satisfactory to Landlord that all Governmental Requirements required to be satisfied by Tenant in connection with the improvements to the Premises as of the date of the disbursement with respect to the Premises have been satisfied; and (viii) delivery of an estoppel certificate to Landlord in accordance with the Lease. Landlord shall disburse any retainage held by Landlord upon satisfaction of (A) the foregoing requirements in connection with Tenant's Contractor's final draw request and (B) the requirements of Section 3.05 above.

C. Upon Tenant's delivery to Landlord of paid invoices therefor, Landlord shall reimburse Tenant for the cost incurred by Tenant for Tenant's Architect's preparation and one revision of preliminary plans for the Tenant Improvements, up to Six Thousand Nine Hundred Three and 00/100 Dollars ($6,903.00) ($0.15 per rentable square foot).

D. Supplemental Tenant Improvement Allowance. If the aggregate cost of Tenant Improvement Costs exceeds the Tenant Improvement Allowance and provided that no Event of Default, or an event or circumstance that, with notice or passage of time, or both, would constitute an Event of Default if not cured, exists or has occurred under this Lease, Tenant shall have a right to, and Landlord shall provide Tenant with, a supplemental tenant improvement allowance (hereinafter referred to as the "Supplemental Tenant Improvement Allowance"). To receive any Supplemental Tenant Improvement Allowance, Tenant must deliver to Landlord a written request (the "Allowance Request") not less than thirty (30) days prior to the Commencement Date setting forth the specific amount of the Supplemental Tenant Improvement Allowance; if Tenant fails to provide Landlord with such request prior to such deadline, then Tenant's rights to the Supplemental Tenant Improvement Allowance shall terminate. The Supplemental Tenant Improvement Allowance shall be paid by Landlord to Tenant in the same manner, and subject to the same conditions, as provided for the payment or application of the Tenant Improvement Allowance for Tenant Improvement Costs and may only be applied to the Tenant Improvement Costs. Notwithstanding the foregoing, Landlord may, at its option (without obligation), advance all or a portion of the Supplemental Tenant Improvement Allowance to pay any amounts that are Tenant's obligation under this **Exhibit "F"** and the Lease. Upon Landlord's receipt of Tenant's Allowance Request, and provided Tenant is entitled to receive a Supplemental Tenant Improvement Allowance in accordance with this subparagraph D., Landlord shall advance such Supplemental Tenant Improvement Allowance (or such amount thereof so requested) for the completion of Tenant's Improvements. Tenant hereby agrees to pay to Landlord, without notice, offset, deduction or counterclaim of any kind, equal monthly amounts sufficient to repay to Landlord the Supplemental Tenant Improvement Allowance advanced to or on behalf of Tenant in its entirety, together with simple interest at the rate of eight percent (8%) per annum on the unpaid balance thereof outstanding from time to time (hereinafter referred to as the "Supplemental Improvement Obligation"). The Supplemental Improvement Obligation shall be due and payable in one hundred twenty-two (122) equal installments on the first day of each month commencing on the first day of the first calendar month occurring after the Commencement Date, and on the first day of each succeeding one hundred twenty-one (121) calendar months. Each such amount shall be applied first to accrued but unpaid interest and thereafter to re-payment of the Supplemental Tenant Improvement

Allowance. The obligation of Tenant to pay the Supplemental Improvement Obligation shall be absolute and unconditional and shall survive the expiration or earlier termination or cancellation of this Lease for any reason. No rental abatement or offset rights shall apply to the Supplemental Improvement Obligation, notwithstanding any other provision of this Lease to the contrary. Failure by Tenant to pay any monthly installment of the Supplemental Improvement Obligation shall be deemed, for purposes of the Lease, as a failure to pay a sum due under this Lease. In addition to any other rights or remedies hereunder, Landlord shall have the right upon the occurrence of an Event of Default under this Lease, at its option, upon or at any time after such Event of Default, to declare the then outstanding principal balance of the Supplemental Improvement Obligation and accrued interest thereon to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Tenant, all of which Tenant expressly waives.

Section 4.02. Tenant's Costs.

Tenant shall pay Tenant's Costs to Landlord, including:

1. Tenant will contract directly with the architect and pay the architect as per the contract between Tenant and architect but shall reimburse Landlord for any reasonable and actual costs incurred by Landlord in connection with Landlord's review and approval of Tenant's plan;

2. A construction supervision fee equal to one (1%) of the hard costs of all work associated with the Tenant Improvements. Such fee shall be paid to Landlord or Landlord's designated agent, and may be funded out of the Tenant Improvement Allowance, to the extent available.

Section 4.03. Payment of Tenant's Costs.

Tenant shall pay Tenant's Costs to Landlord prior to the commencement of construction of the Tenant Improvements. Failure by Tenant to pay Tenant's Costs in accordance with this Article 4 will constitute an Event of Default by Tenant under the Lease.

Section 4.04. Finish Work in Addition to Tenant Improvements.

All work in or about the Premises that is not within the scope of the work necessary to construct and install the Tenant Improvements, such as delivering and installing furniture, telephone equipment and office equipment, shall be furnished and installed by Tenant entirely at Tenant's expense. Tenant shall adopt a schedule for performing such additional work consistent with the schedule of Tenant's contractor and shall see that such work is conducted in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or to delay the work of constructing or installing the Tenant Improvements or any work by Landlord in the Building. Tenant agrees further that such additional work shall be conducted and accomplished so as not to interfere with Tenant's ability to obtain a certificate of occupancy for the Premises, and the costs associated with curing or correcting such interference, if any, shall be part of Tenant's Costs. All of such additional work and Tenant's use (and the use by its contract parties) of the Premises for such purposes shall be entirely in accordance with the Lease, including without limitation this Agreement.

ARTICLE 5.
DESIGNATION OF REPRESENTATIVES

Section 5.01. Tenant's Agent

Tenant hereby appoints John Patterson as the authorized representative of Tenant for purposes of dealing with Landlord with respect to all matters involving, directly or indirectly, the Drawings and Specifications and the Tenant Improvements, including, without limitation, change orders to the Drawings and Specifications ("Tenant's Agent"). Tenant hereby warrants and represents to Landlord that Tenant's Agent has the requisite power and authority to deal with Landlord in the manner contemplated herein and that Tenant shall be bound by the acts and omissions of Tenant's Agent.

Section 5.02. Mutual Cooperation

Landlord and Tenant's Agent shall cooperate with one another in coordinating Substantial Completion of Tenant's Work, and in controlling and minimizing the time and costs of the Tenant Improvements and Tenant Work.

EXHIBIT "G"

ESTOPPEL CERTIFICATE

[Lender/Purchaser]

____

____

Re: [Description of Parties, Lease, Building, Premises]

Dear Ladies and Gentlemen:

Tenant hereby certifies as follows:

1. A true, correct and complete copy of the Lease is attached hereto as Exhibit A. Except for the Lease, there are no agreements (written or oral) or documents that are binding on Landlord in connection with the lease of the Premises. The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as shown on **Exhibit A**.

2. The term of the Lease commenced on _______________, including any presently exercised option or renewal term, ends on _______________, subject to any rights of Tenant to extend the term expressly set forth in the Lease. Tenant has no rights to extend the term of the Lease except as follows:

3. Landlord has delivered possession of the Premises to Tenant, and Tenant has accepted possession of, and currently occupies, the Premises.

4. The current monthly base rent payable under the Lease is $____________, and the current monthly payment payable under the Lease on account of taxes and operating expenses payable under the Lease is $____________. Tenant's proportionate share of each of operating expenses and real estate taxes is ____%. Rent and all other charges payable under the Lease have been paid through _______________. No amounts of monthly base rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period, other than estimated payments of operating expenses and taxes. There are no applicable abatements on rent or other charges now or hereafter existing under the Lease.

5. All reconciliations of actual taxes and operating expenses for calendar year _____ and all previous calendar years (the "Expenses") with payments made by Tenant therefor have been made and a report thereof delivered to Tenant.

6. Tenant has no options, rights of offer, rights of refusal or other rights to purchase all or any portion of the Building. Tenant has no options, rights of offer, rights of refusal or other rights to expand the Premises or lease any other premises in the Building, except as follows:

7. All obligations, if any, of Landlord under the terms of the Lease with respect to improvements or repairs to the Premises have been fully performed, and all allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant have been fully paid, all in accordance with the terms of the Lease.

8. To Tenant's knowledge, neither Landlord nor Tenant is in default in the performance of any covenant, agreement or condition contained in the Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.

9. Tenant is not the subject of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.

10. Tenant is in possession of the Premises and has not subleased any portion of the Premises or assigned or otherwise transferred any of its rights under the Lease.

11. Tenant has deposited ____________________ Dollars ($____________) with Landlord as a security deposit under the Lease [or has provided Landlord a letter of credit in the amount of $____________]. Tenant has provided no other security to Landlord with respect to the Lease.

12. Tenant will attorn to and recognize Purchaser as the Landlord under the Lease and will pay all rents and other amounts due thereunder to Purchaser upon notice to Tenant that Purchaser has become the owner of Landlord's interest in the Premises under the Lease.

13. The person executing this Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Tenant:

____

By:______________________________
Its:______________________________

EXHIBIT H

FORM OF SNDA

PREPARED BY AND UPON RECORDATION RETURN TO:

Parker Hudson Rainer & Dobbs, LLP
303 Peachtree Street, NE
Suite 3600
Atlanta, GA 30308
Attn: Chris Troutman, Esq.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is made and entered into as of the ________ day of _________, 2018, by and between the affiliate of **AEGON USA REALTY ADVISORS, LLC**, that has executed the Agreement below as lender ("Lender"), **BIRCH COMMUNICATIONS, LLC**, a Georgia limited liability company ("Tenant"), and **INOP ACQUISITIONS, LLC**, a Delaware limited liability company ("Landlord").

WHEREAS, Lender is the owner of and holds a commercial mortgage loan (the "Loan") to Landlord secured by a mortgage, deed of trust or other security instrument (as such document may be modified from time to time, the "Mortgage") dated March 31, 2016, and recorded in the Official Records of Cobb County, Georgia, as Document No. 2016-0038107 and in Book 15325, Page 2766, on the land described on **Exhibit "A,"** together with present or future improvements (the "Real Property"); and

WHEREAS, by a certain lease between Landlord and Tenant dated as of _______ __, 2018 (together with all amendments, options, extensions and renewals, the "Lease"), Landlord has demised to Tenant all or a portion of the Real Property; and

WHEREAS, Landlord has assigned its interest in the Lease to Lender under an Absolute Assignment of Leases and Rents (the "Assignment") dated March 31, 2016, and recorded in the Official Records of Cobb County, Georgia as Document No. 2016-0038108 and in Book 15325, Page 2830; and

WHEREAS, Tenant desires to enter into this Agreement in order to benefit from the promises by Lender that are set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties agree as follows:

1. Subordination. If the Lease would not by its terms be subordinate to the lien of Lender on the Real Property, Tenant so subordinates the Lease to the lien of the Mortgage.

2. Consent to Assignment. Tenant consents to the assignment of the Lease to Lender in support of the Loan. Tenant acknowledges that Landlord has directed Tenant to pay its Rent to the Lender

at Lender's direction. Landlord, by signing this Agreement, releases Tenant from any claim for Rent delivered to Lender at Lender's direction.

3. Notice to Lender. If Landlord defaults under the Lease and, upon notice, fails to cure its default within the cure period provided under the Lease, Tenant will notify Lender of the default and afford Lender a reasonable opportunity to cure it before terminating the Lease or exercising any self-help rights from which a right of setoff would arise.

4. Non-Disturbance. Unless either (1) Tenant shall be in default under the terms of the Lease beyond any applicable grace or cure period and Landlord shall have the right to terminate the Lease under its terms, or (2) Tenant, at the time of foreclosure, directly or indirectly controls, is controlled by or is under common control with Landlord, New Owner shall not name Tenant in any action to foreclose the Mortgage or otherwise disturb Tenant's quiet enjoyment and possession of its demised premises for so long as Tenant continues to perform its obligations under the Lease.

5. Attornment; Post-Transfer Liabilities of New Owner. If Lender forecloses the Loan or acquires title to the Real Property by deed in lieu of foreclosure, Tenant will, upon notice of the transfer, attorn to New Owner and shall recognize New Owner as Landlord under the Lease from the time of transfer of the Real Property forward, and the Lease shall remain in force as a direct Lease between New Owner and Tenant, and the following terms and conditions will govern the respective rights and obligations of Tenant and Lender or other new owner of the Real Property (in either case, "New Owner"):

   (a) New Owner shall not be bound by any purchase option contained in the Lease.

   (b) New Owner shall not assume any of Landlord's liabilities to Tenant under indemnification or hold harmless agreements in the Lease or in respect of damages caused by any Landlord default, act or omission, to the extent that such liabilities arise from any Landlord default, act or omission occurring prior to the date New Owner acquires title to the Real Property, provided, however, that, (i) to the extent the Lease obligates Landlord to maintain the Real Property in good repair, New Owner shall make the repairs of which Lender shall have received the notice required under Section 3; and (ii) if New Owner fails to make the Landlord Improvements (as defined in the Lease), Tenant shall all of its remedies available under the Lease, including the right of offset and the right to terminate the Lease.

   (c) Following its acquisition of title, New Owner's liability to Tenant shall never exceed the value of New Owner's interest in the Real Property.

   (d) New Owner will not be bound by any modification of the Lease made without Lender's consent, if such consent is required under the terms of the documents evidencing and securing the Loan.

   (e) New Owner will not be bound by any rent paid more than one month in advance unless it actually receives it, or unless Lender has consented to the advance payment in writing. Any additional rent paid on an estimated basis shall be reconciled in accordance with the terms of the Lease.

   (f) In respect of security or other lease deposits it receives, New Owner shall be bound under the terms of the Lease.

   (g) Tenant will reissue all letters of credit (if any) issued to Landlord as security for the Lease to New Owner.

(h) New Owner will be bound by offset rights under the Lease that have arisen through Tenant's exercise of its rights to cure Landlord defaults, but only if Tenant has performed its obligations under Section 3 of this Agreement and the default has remained uncured.

6. Legal Description. If no legal description of the Real Property is attached at the time of Tenant's execution of this Agreement, Tenant hereby authorizes both Landlord and Lender, individually, to attach the correct legal description.

7. No Modification. No modification of this Agreement shall be valid unless in writing and executed by the party against whom enforcement is sought.

8. Notices. Any notice under this Agreement may be delivered by hand or sent by commercial delivery service or United States Postal Service express mail, in either case for overnight delivery with proof of receipt, or sent by certified mail, return receipt requested, to the following addresses:

To Tenant
____
____
____
Attn: ________________________

To Landlord
INOP Acquisitions, LLC
340 Interstate North Parkway, Suite 340
Atlanta, Georgia 30339
Attn: Taylor Smith/David Canaday

To Lender
Lender
c/o Aegon USA Realty Advisors, LLC
Director, Mortgage Loan Servicing
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499-5443

The notice shall be deemed to have been given on the date it was actually received.

9. Estoppel Certificate. Tenant shall, within ten (10) business days of its receipt of written request from Lender, deliver to Lender an estoppel certificate in a commercially reasonable form provided by Lender.

10. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties' successors and assigns.

11. Counterparts. This Agreement may be executed and delivered in counterparts for the convenience of the parties.

12. Merger. This Agreement represents the entire, final agreement between the parties relating to its subject matter, supersedes all prior agreements and understandings, written or oral, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

(SIGNATURES APPEAR ON THE FOLLOWING PAGES)

IN WITNESS WHEREOF, the parties hereto have executed this Subordination Non-Disturbance and Attornment Agreement under seal as of the day and year first above written.

Signed, sealed and delivered
in the presence of

____
Unofficial Witness

____
Notary Public

My Commission Expires:

[SEAL]

LENDER:

By: ________________________
Name: _______________________
Title: ________________________

(SEAL)

Signed, sealed and delivered
in the presence of

____
Unofficial Witness

____
Notary Public

My Commission Expires:

[SEAL]

LANDLORD:

INOP ACQUISITIONS, LLC,
a Delaware limited liability company

By:______________________________
Name:____________________________
Title:_____________________________

Signed, sealed and delivered
in the presence of

____
Unofficial Witness

____
Notary Public

My Commission Expires:

[SEAL]

TENANT:

_______________________, a
____

By:_______________________
Name:_____________________
Title:______________________

5440743_8

EXHIBIT I

DENSITY ALLOCATION

Bldg. 210

1st floor: Maximum occupancy – 293 persons

2nd floor maximum occupancy: 293 persons

3rd floor maximum occupancy: 293 persons

EXHIBIT J

LICENSE AGREEMENT

(to be attached)